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                           PURCHASE AND SALE AGREEMENT




                  PURCHASE AND SALE AGREEMENT (this "Agreement"), dated the 28th day of April, 2000, by and between Munsey Park Associates, LLC, a New York limited liability company ("Munsey Park"), North Shore Triangle, LLC, a New York limited liability company ("Glen Cove"), Philips Yonkers, LLC, a New York limited liability company ("Yonkers"), Philips Henry, LLC, a New York limited liability company ("Henry Street"), Philips Shopping Center Fund, L.P., a Delaware limited partnership ("SCF") and Philips Lake Mary Associates, L.P., a Delaware limited partnership ("Lake Mary"), each having an office c/o Philips International Realty, L.P., 417 Fifth Avenue, Third Floor, New York, New York 10016 (each, a "Seller"; and, collectively, the "Sellers"), and Kimco Income Operating Partnership, L.P., a Delaware limited partnership having an office at 3333 New Hyde Park Road, Suite 100, P.O. Box 5020, New Hyde Park, New York 11042-0020 ("Purchaser").

                               W I T N E S S E T H

         WHEREAS, each Seller (except for Yonkers) is the owner of certain plots, pieces and parcels of real property as set forth on Schedule "1" annexed hereto and incorporated herein by this reference (each, a "Property", and, collectively, the "Properties"), each as more particularly described on Schedules 1.1 through 1.6 annexed hereto and incorporated herein by this reference.

         WHEREAS, the Sellers (except for Yonkers) desire to sell and Purchaser desires to purchase from the Sellers all of the Properties set forth on Schedule "1" hereto;

         WHEREAS, pursuant to that certain ground lease dated June 22, 1972 (as amended, the "Ground Lease"), by and between Central Arcade Company ("Ground Lessor"), and AVR Realty Corp., the predecessor-in-interest of Yonkers, Yonkers leased from Ground Lessor the parcel of real property set forth on Schedule "1" hereto, as more particularly described in Schedule 1.7 annexed hereto and incorporated herein by this reference (the "Yonkers Property").

         WHEREAS, Yonkers desires to assign, and Purchaser desires to assume, all of Yonkers' right, title and interest in and to the Ground Lease;

         WHEREAS, the Sellers and Purchaser desire to enter into an agreement whereby, subject to the terms and conditions contained herein, the Sellers shall sell the Group A Portfolio (as defined below) to Purchaser and Purchaser shall purchase the Group A Portfolio from the Sellers.

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and the mutual covenants and agreements hereinafter set forth, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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         Section 1. Sale of Group A Portfolio

                  1.1 The Sellers (except for Yonkers) agree to sell and convey to Purchaser, and Purchaser agrees to purchase from the Sellers, at the price and upon the terms and conditions set forth in this Agreement, all of the Properties, together with the following: (a) all buildings and other improvements situated on the Properties (collectively, the "Buildings"); (b) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of Seller pertaining to the Properties and the Buildings; (c) all right, title and interest of Seller in and to the Leases (as defined below), Intangible Property (as defined below), Security Deposits (as defined below) and Licenses (as defined below); (d) all right, title and interest of Seller in and to any transferable guaranties or warranties (to the extent transferable); (e) all right, title and interest of Seller in and to the REAs (as defined below);
(f) all right, title and interest of Seller in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Properties or the Buildings, or used in connection therewith (collectively, the "Personal Property"); (g) all oil, gas and mineral rights of Seller, if any, in and to the Properties; (h) all right, title and interest of Seller, if any, in and to the trade names of the Buildings; and (i) all right, title and interest of Seller, if any, in and to all strips and gores, all alleys adjoining the Properties, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Properties to the center line thereof and all right, title and interest of Seller, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Properties or the Buildings by reason of a change of grade of any street, road or avenue.

                  1.2 Yonkers agrees to assign, and Purchaser agrees to assume, at the price and upon the terms and conditions set forth in this Agreement, all of Yonkers' right, title and interest in and to the Ground Lease, together with all of Yonkers' right, title and interest, if any, in and to the following: (a) all buildings and other improvements situated on the Yonkers Property (collectively, the "Yonkers Buildings"); (b) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of Yonkers pertaining to the Yonkers Property and the Yonkers Buildings; (c) all right, title and interest of Yonkers in and to the Leases (as defined below), Intangible Property (as defined below), and Licenses (as defined below); (d) all right, title and interest of Yonkers in and to any transferable guaranties or warranties (to the extent transferable); (e) all right, title and interest of Yonkers in and to the REAs (as defined below); (f) all right, title and interest of Yonkers in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Yonkers Property or the Yonkers Buildings, or used in connection therewith (collectively, the "Yonkers Personal Property"); (g) all oil, gas and mineral rights of Yonkers, if any, in and to the Yonkers Property; (h) all right, title and interest of Yonkers if any, in and to the trade names of the Yonkers Buildings; and (i) all right, title and interest of Yonkers, if any, in and to all strips and gores, all alleys adjoining the Yonkers Property, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Yonkers Property to the center line thereof and all right, title and interest of Yonkers, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the


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Yonkers Property or the Yonkers Buildings by reason of a change of grade of any street, road or avenue.

                  1.3 The Properties, together with all of the items listed in Sections 1.1 (a)-(i) and the Ground Lease, together with all of the items listed in Sections 1.2(a)-(i), are hereinafter sometimes collectively referred to herein as the "Group A Portfolio".

         Section 2. Purchase Price

                  2.1 (a) The purchase price to be paid by Purchaser to Seller for the Group A Portfolio (the "Purchase Price") is Sixty Eight Million, Three Hundred Twenty Five Thousand and No/100 ($68,325,000.00) Dollars, subject to adjustment as expressly set forth herein, payable as follows:

                      (i) Six Hundred Eighty Three Thousand Two Hundred and Fifty ($683,250.00) Dollars (the "Downpayment") simultaneously with the execution and delivery of this Agreement, by a bank wire transfer of immediately available funds to an account designated by Pryor Cashman Sherman & Flynn LLP ("Escrow Agent"). The Downpayment shall be held by Escrow Agent in accordance with the terms of Section 19. If the Closing (as hereinafter defined) shall occur, Seller shall be entitled to receive the Downpayment and all interest accrued thereon, if any, and such interest shall be credited against the portion of the Purchase Price payable pursuant to Section 2.1(a)(iii);

                      (ii) An amount equal to the aggregate outstanding balance of the Mortgages (as defined below) assumed by Purchaser, as of the Closing Date, as set forth in Section 18; and

                      (iii) Sixty Seven Million Six Hundred Forty One Thousand Seven Hundred Fifty and No/100 ($67,641,750.00) Dollars, as decreased by the amount set forth in Section 2.1(a)(ii), and subject to further adjustment as expressly set forth herein, at the Closing by bank wire transfer of immediately available funds to an account designated by the Sellers on or before the Closing Date (as hereinafter defined).

                  (b) The Purchase Price set forth above is the aggregate amount to be paid to Seller for the Group A Portfolio, and the portion of the Purchase Price allocable to each Property is as set forth below:

                     (i)     Munsey Park, NY                      $18,600,000.00
                     (ii)    Glen Cove, NY                        $ 9,500,000.00
                     (iii)   Yonkers, NY                          $ 9,700,000.00
                     (iv)    Freeport, NY (Henry Street)          $ 3,800,000.00
                     (v)     Orlando, FL (Bay Hill)               $13,250,000.00
                     (vi)    Key Largo, FL (Trade Winds)          $11,800,000.00
                     (vii)   Lake Mary, FL                        $ 1,675,000.00


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                                                         TOTAL:   $68,325,000.00
                                                                  ==============

The Downpayment set forth above is the aggregate amount to be deposited for the Group A Portfolio, and the portion of the Downpayment allocable to each Property is as set forth below:

                      (i)     Munsey Park, NY                        $186,000.00
                      (ii)    Glen Cove, NY                          $ 95,000.00
                      (iii)   Yonkers, NY                            $ 97,000.00
                      (iv)    Freeport, NY (Henry Street)            $ 38,000.00
                      (v)     Orlando, FL (Bay Hill)                 $132,500.00
                      (vi)    Key Largo, FL (Trade Winds)            $118,000.00
                      (vii)   Lake Mary, FL                          $ 16,750.00
                                                            TOTAL:   $683,250.00
                                                                     ===========

                  (c) Sellers and Purchaser agree that Sellers must convey and Purchaser must purchase all of the Group A Portfolio in accordance with the terms of this Agreement, subject to all relevant provisions of this Agreement, and that the refusal of Seller to convey all of the Group A Portfolio or the failure of Purchaser to purchase all of the Group A Portfolio in accordance with the terms and conditions of this Agreement shall be a default hereunder and permit the non-defaulting party to exercise its remedies provided for in this Agreement.

         Section 3. Apportionments

                  3.1 (a) The following shall be apportioned for each Property (or the Ground Lease), to the extent applicable, between each Seller and Purchaser at the Closing as of 11:59 p.m. of the day preceding the Closing Date:

                           (i) All base or minimum rents ("Base Rent") and
Additional Rent (as defined below; and together with the Base Rent, the "Rent") and other amounts payable by Tenants (as defined below), if, as and when received. Purchaser shall not be obligated to make any payment or give any credit to Seller on account of or by reason of any Rent payments which are unpaid as of the date of Closing, but shall be required merely to turn over Seller's share of the same within ten (10) days if, as and when received by Purchaser after the Closing (subject to Section 3.3). Purchaser shall not be required to institute any action or proceeding to collect any Rent delinquencies.

                           (ii) Real estate taxes, water charges, sewer rents
and vault charges, if any, on the basis of the fiscal years, respectively, for which same have been assessed, regardless of whether or not then due and payable or a lien. Each Seller shall pay at or prior to Closing (or Purchaser shall receive a credit for) any unpaid taxes attributable to periods prior to the date of Closing (whether or not then due and payable or a lien as aforesaid), and Seller shall receive a credit for any previously paid or prepaid taxes attributable to periods from and after the date of Closing. Notwithstanding the foregoing, Section 3.8 shall govern with respect to all general, special and/or betterment assessments on each Property at the date of Closing.


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                           (iii) The actual cost to said Seller of the fuel
stored on such Property (or the Yonkers Property), including any taxes, on the basis of a statement from said Seller's supplier.

                           (iv) Intentionally Deleted.

                           (v) Fees for inspections, permits or licenses which
are transferred to Purchaser at the Closing.

                           (vi) Seller shall use good faith efforts to arrange
for cut off and final meter readings for all utilities serving the Property (or the Yonkers Property), on the day prior to the Closing. In the event that final meter readings are not available, utilities (including telephone, steam, electricity and gas) shall be adjusted on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available.

                           (vii) Intentionally Deleted.

                           (viii) Personal property taxes, if any, on the basis
of the fiscal year for which assessed.

                           (ix) Seller's share, if any, of all revenues from the
operation of such Property other than Rent (including parking charges, and telephone booth and vending machine revenues), if, as and when received.

                           (x) Permitted administrative charges, if any, on
those Tenants' Security Deposits (as defined below) transferred by Seller pursuant to Section 10.1(c).

                           (xi) Intentionally Deleted.

                           (xii) Intentionally Deleted.

                           (xiii) All brokerage and leasing commissions or other
compensation due or accrued to any broker, agent, or other person in connection with such Property for brokerage or other services rendered to said Seller or any predecessor of said Seller in connection with or on account of the Leases shall (A) be paid by Seller in connection with any Lease (or extension of modification option with respect thereto) which has been executed and delivered (or exercised) by the parties thereto prior to the execution and delivery of this Agreement; (B) be paid by Purchaser in connection with any Lease (or extension or modification option with respect thereto) which has been executed and delivered (or exercised) by the parties thereto after the Closing Date; and
(C) be adjusted as set forth in Sections 12.1(a)(iii) hereof in connection with any Lease (or extension or modification option with respect thereto) which has been executed and delivered (or exercised) by the parties thereto, and for which the payment of all Rent shall have commenced, after the execution and delivery of this Agreement and prior to the Closing.


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                           (xiv) All prepaid rentals, other prepaid payments,
Security Deposits (to the extent not applied by Seller prior to the execution of this Agreement), electric, gas, sewer and water deposits deposited with said Seller by tenants (including all accrued interest on all of the foregoing, unless said Seller is entitled to retain the benefit thereof) under any Leases, license agreements or concession agreements relating to such Property, shall all belong to Purchaser. Notwithstanding the foregoing, Purchaser shall receive at Closing a cash credit in the amount of all such deposits, prepaid rentals, and other prepaid payments, which shall all be retained by Seller unless otherwise required by Law, any lender or any Lease. Notwithstanding anything to the contrary contained in this Agreement, an Estoppel Certificate shall not be deemed to conflict with Seller's representations and warranties in the event that such estoppel reflects that Seller has applied all or any portion of a Tenant's Security Deposit in accordance with the terms of the applicable Lease.

                           (xv) Percentage rent (i.e., that portion of the rent
payable to the landlord by a tenant under a Lease (sometimes herein referred to as a "Tenant") which is a percentage of the amount of sales or of the dollar amount of sales), if any, payable under each Lease shall be prorated with respect to the lease year thereunder in which the Closing occurs on a per diem basis as and when collected. Any percentage rent collected by Purchaser, including any percentage rent which is delinquent and pertaining to (i) an entire lease year or accounting period of a Tenant under a Lease which ends on a date prior to the date of Closing, and (ii) that portion of a lease year or accounting period of such Tenant covering a period prior to the date of Closing where such lease year or accounting period begins prior to the date of Closing and ends thereafter, shall in both cases (subject to Section 3.4) be paid to Seller within ten (10) days of receipt by Purchaser. Purchaser shall not be required to institute any action or proceeding to collect any delinquent percentage rent.

                           (xvi) Common area maintenance expenses and charges,
including all expenses and charges payable by or to Seller under or in connection with the reciprocal easement and operating agreements in place for such Property (or Ground Lease)(each an "REA"), shall be prorated. Seller shall be responsible for all common area expenses and charges incurred prior to Closing, and Purchaser shall be responsible for the same incurred by Purchaser subsequent to Closing. All common area expense payments made by each Tenant and such charges paid under its Lease for the entire lease year during which the Closing occurs, and all common area maintenance payments to Seller by other parties under the REAs, including in each case end-of-year adjustments, if any, shall be prorated between Seller and Purchaser in the following manner: not later than three (3) days prior to Closing, Seller shall deliver to Purchaser, with regard to each Tenant (or each other party to the REAs, hereafter an "REA Party") required to pay common area maintenance charges ("CAM Charges") under its Lease (or operation and maintenance and related costs under the REA), a detailed computation showing all CAM Charge expenses incurred by Seller for the period from the beginning of each such Tenant's (or REA Party's) then current billing period for CAM Charges (e.g., calendar year, lease year, etc.) through the Closing Date, any CAM monthly estimates or charges theretofore collected by Seller relating to such Tenant (or REA Party) (hereinafter referred to as the "CAM Estimates"), and a bill for the Tenant's (or REA Party's) pro rata share of CAM Charges (i.e., for CAM charges through the Closing Date net of any such CAM Estimates), together with all invoices and other evidence


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documenting such CAM Charges in detail required by such Tenant's lease (or the
REA). Purchaser shall send any such bills to Tenants (or REA Parties) promptly following Closing, in which event such Tenant (or REA Party) shall pay any amount shown due directly to Seller, and Purchaser shall have no responsibility to collect same; or, in the event that such Tenant refuses to accept Seller's bill, Purchaser (as and when appropriate for annual reconciliation or other billing of CAM Charges for any tenant [or REA Party]) shall send two bills to such Tenant (or REA Party) (i.e., one for pre-Closing charges as prepared by Seller and one for post-Closing charges), with such Tenant (or REA Party) to pay Seller directly for unpaid pre-Closing charges if any. Any CAM Estimates for any Tenant shall be retained by Seller up to the amount of the pre-Closing CAM Charges payable by such Tenant as evidenced by such bills and computations delivered by Seller at Closing, and any excess shall be credited to Purchaser at Closing, provided that such credit is not prohibited by the Lease, applicable Law or any lender.

                           (xvii) Purchaser shall not be responsible for any
charges, salaries, vacation pay or fringe benefits of employees of Seller prior to or following the Closing and none of the foregoing shall be prorated.

                           (xviii) Interest on the Property Notes (as defined
below); Seller shall be responsible for all interest attributable to the period up to and including the day before Closing, and, provided that Purchaser wires the Purchase Price to Seller prior to 12:00 p.m. on the Closing Date, Purchaser shall be responsible for all interest attributable to periods on, from and after the Closing Date. Any escrows and/or reserves held by the Mortgagees (as defined below) under the Mortgages (as defined below)(hereinafter referred to in the aggregate as the "Mortgage Escrows") shall be assigned to Purchaser at the Closing, and Seller shall receive a credit at Closing for the amounts thereof (as set forth in the Mortgagee Consents, as hereinafter defined). Notwithstanding the foregoing, the insurance escrow at Munsey Park (as set forth in Section 7.1(a)(xix)) shall not be assigned to (or assumed by) Purchaser at the Closing, and shall be remitted to Seller by the lender at or promptly following the Closing, and the Purchase Price shall not be affected thereby.

                           (xix) Intentionally Deleted.

                           (xx) As to the Ground Lease, Rent payable by Yonkers,
as ground lessee, pursuant to the terms thereof.

                           (xxi) As to such Property (or Ground Lease), such
other items as are customarily apportioned between sellers and purchasers of real property of a type similar to such Property (or Ground Lease) and located in the city and state where such Property (or Ground Lease) is located.

                  3.2 If the Closing shall occur before a new real estate or personal property tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed and any discrepancy resulting from


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such recomputation and any errors or omissions in computing apportionments at
Closing shall be promptly corrected and the proper party reimbursed.

                  3.3 If on the Closing Date any Tenant is in arrears in the payment of Base Rent or has not paid the Base Rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any Base Rent received by Purchaser or Seller from such Tenant after the Closing shall be applied first, to all Base Rent due and payable by such Tenant during the month in which the Closing occurs; thereafter, Seller shall not be entitled to any further Base Rent unless and until such Tenant is current with Purchaser on all post-Closing Base Rent.

                  3.4 In the event that there remains any unpaid tenant receivable other than Base Rent (including without limitation any CAM, escalation charges for real estate taxes, parking charges, operating expenses, maintenance escalation rents or charges, insurance expenses, percentage rent payments, cost of living increases or other charges of a similar nature (collectively, "Additional Rent")) for any period prior to the Closing, all such receivable payments received from any Tenant in arrears shall be applied to any Additional Rent owed Purchaser from such Tenant before any part thereof shall be treated as belonging to Seller. In the event that Purchaser receives a tenant receivable for which Purchaser received a credit at the Closing, such receivable (to the extent that Purchaser received a credit at Closing) shall all be promptly payable to Seller, regardless of whether or not such Tenant is current with Purchaser.

                  3.5 After the Closing, Seller shall continue to have the right, in its own name, to demand payment of and to collect Rent arrearages owed to Seller by any tenant, which right shall include the right to continue or commence legal actions or proceedings against any Tenant (other than for recovery of possession or termination of the lease), and delivery of the Lease Assignment shall not constitute a waiver by Seller of such right. Purchaser agrees to reasonably cooperate with Seller (at Seller's sole cost) in connection with all efforts by Seller to collect such Rent and to take all steps after the Closing Date as may be reasonably necessary to carry out the intention of the foregoing, including adding the Rent arrearages to bills to Tenants for current rent obligations and, on behalf of Seller, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including the delivery to Seller, upon demand, of copies of any relevant books and records (including any rent or Additional Rent statements, receipted bills and copies of Tenant checks used in payment of such rent or Additional Rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Rent by Seller (except litigation or lease termination), Seller hereby agreeing not to commence or continue any proceedings against such Tenant to terminate said Tenant's tenancy or to dispossess such Tenant or otherwise disturb such Tenant's occupancy.

                  3.6 If, subsequent to Closing but on or before December 31, 2000, any Tenant makes a claim against Purchaser for any overcharge (including without limitation the withholding of any Rent by reason thereof) or in connection with any deposits referenced in Section 3.1(a)(xiv), Seller will and hereby agrees to indemnify, defend and hold Purchaser harmless from and against any loss, expense or damage (including without limitation withheld

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Rent or reasonable attorneys' fees) arising from or relating to any such alleged overcharge (or rent withholding) and/or deposit in connection therewith. The provisions of this Section shall be subject to the limitations set forth in
Section 24.5, and shall survive the Closing until December 31, 2000.

                  3.7 If any of the items subject to apportionment under the foregoing provisions of this Section 3 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one (1) year after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing apportionment or a correction of an error or omission in a Closing apportionment unless within the aforestated one (1) year period one of the parties hereto (a) has obtained the previously unavailable information or has discovered the error or omission, and (b) has given notice thereof to the other party together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to apportionment hereunder and to give notice thereof as provided above one (1) year after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

                  3.8 (a) If, on the date of this Agreement, any Property (or the Yonkers Property) or any part thereof shall be affected by any assessment or assessments which are or may become payable in installments, of which the first installment is now a charge or lien, or has been paid, then Seller shall be obligated to pay all installments of any such assessment, and unpaid installments of any such assessment which are to become due and payable on or after the Closing Date shall be deemed to be liens upon the applicable Property (or the Yonkers Property) which Seller shall either pay or credit Purchaser at Closing for the amount thereof.

                      (b) If, subsequent to the date hereof, any Property (or the Yonkers Property) or any part thereof shall become affected by an assessment or assessments, said assessment shall not be deemed to be a lien upon such Property (or the Yonkers Property) and Purchaser shall take title to such Property (or the Ground Lease) subject to such assessment, but Seller and Purchaser shall apportion such assessment, as of 11:59 p.m. of the day preceding the Closing. In the event any such assessment or assessments, whether payable in lump sum or in installments, is due and payable prior to the Closing, and has been paid in whole or in part by Seller, Purchaser (subject to the preceding sentence) shall reimburse Seller for its share of same at the Closing.

                  3.9 In the event that any Tenant shall hereafter apply or shall have heretofore applied for relief under the provisions of any bankruptcy or similar laws for the protection of debtors, the provisions of Section 3.3 shall not apply, and the parties shall have the right to seek

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collection of their respective accounts, their entitlements being determined by the Closing and the other provisions of this Agreement.

                  3.10 Neither party shall have the right to enter into any transactions that purport to compromise claims belonging to the other, without the other party's prior written consent.

                  3.11 The provisions of this Section 3 shall survive the Closing for a period of one (1) year.

         Section 4. Closing Date

                  4.1 The delivery of the Deeds and the Ground Lease Assignment and the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, 10th Floor, New York, New York, at 9:00 a.m., EST, within fifteen (15) days of the latest to occur of (a) receipt of all Mortgagee Consents; (b) expiration of the Inspection Period (as defined below); or (c) satisfaction or waiver of the conditions set forth in Section 9 hereof (the "Closing Date").

         Section 5. Permitted Encumbrances

                  5.1 The Sellers (except Yonkers) shall convey and Purchaser shall accept title to the Group A Portfolio subject only to those matters set forth on Schedule "5.1" annexed hereto and made a part hereof (collectively, the "Permitted Encumbrances"). Yonkers shall assign, and Purchaser shall accept and assume, the Ground Lease subject to the Permitted Encumbrances. Notwithstanding the foregoing, the term Permitted Encumbrances shall include any and all Schedule B-II exceptions in the Commitments relating to loans, leases and tenancies which are no longer in full force and effect; provided, that Seller delivers to the Title Company an affidavit reasonably acceptable to the Title Company stating that the lenders, tenants or occupants to which such exceptions relate are no longer tenants or occupants at the applicable Property (or Ground Lease), and the Title Company agrees to omit such exception from the Commitments and/or the policies issued in connection therewith.

         Section 6. Title

                  6.1 (a) Purchaser shall order, at its sole cost and expense, commitments for an owner's fee title policy or policies with respect to each of the Properties, or in the case of the Yonkers property, a leasehold insurance policy (each, a "Commitment", and, collectively, the "Commitments") from Lawyers Title Insurance Corporation (the "Title Company") and shall request the Title Company to deliver copies of the Commitments, together with true and complete copies of all instruments giving rise to any defects or exceptions to title to each Property (and the Ground Lease), to Purchaser's and Seller's attorneys. If the Commitments indicate the existence of any liens, encumbrances or other defects or exceptions in or to title to any Property (or the Ground Lease) other than the Permitted Encumbrances (collectively, the "Unacceptable Encumbrances") subject to which Purchaser is unwilling to accept title and Purchaser gives Seller notice of the same not less than ten (10) days prior to the expiration of the

Inspection Period, Seller shall undertake to eliminate the same subject to
Section 6.2. Purchaser hereby waives any right Purchaser may have to advance as objections to title or as grounds for Purchaser's refusal to close this transaction any Unacceptable Encumbrance which Purchaser does not notify Seller of prior to such ten (10) day period unless (i) the Commitment has been issued to Purchaser prior to the expiration of the Inspection Period and (x) such Unacceptable Encumbrance was first raised by the Title Company subsequent to the expiration of the Inspection Period or (y) Purchaser shall otherwise first discover same or be advised of same subsequent to the expiration of the Inspection Period, and (ii) Purchaser shall notify Seller of the same within ten
(10) days after Purchaser first becomes aware of such Unacceptable Encumbrance (failure to so notify Seller shall be deemed to be a waiver by Purchaser of its right to raise such Unacceptable Encumbrance as an objection to title or as a ground for Purchaser's refusal to close this transaction). Seller, in its sole discretion, may adjourn the Closing one or more times for up to thirty (30) days in the aggregate in order to eliminate Unacceptable Encumbrances.

                  (b) If Seller is unable (subject to Section 6.2) to eliminate all Unacceptable Encumbrances not waived by Purchaser, or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the applicable Property (or Ground Lease), and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 6.1), Purchaser shall elect on the Closing Date, as its sole remedy for such inability of Seller, either (i) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price, except as set forth in Section 6.2; or (ii) to postpone the Closing for the affected Property (or Ground Lease)(each, a "Post-Closing Property"), such that the affected Property (or Ground Lease) shall be subject to the provisions of Section 9.3, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Section 2.1(b) for such Post-Closing Property, the portion of the Downpayment allocable to such Property (or Ground Lease), as set forth in Section 2.1(b), shall be reallocated equally among the remaining portion of the Group A Portfolio, and the balance of the Group A Portfolio shall remain unaffected. In the event that a title company designated by Seller and licensed to do business in New York is willing to issue title insurance to Purchaser in satisfaction of the requirements of this Section, Seller shall not be deemed unable to eliminate all Unacceptable Encumbrances not waived by Purchaser, or unable to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the applicable Property (or Ground Lease), and Purchaser shall be obligated to proceed with the Closing contemplated hereunder as if such objection did not exist.

                  6.2 Notwithstanding anything to the contrary set forth in this
Section 6 or elsewhere in this Agreement, Seller shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by Purchaser or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the applicable Property (or Yonkers Property); provided, however, that Seller shall satisfy or discharge mortgages, real estate taxes and assessments secured by or affecting the applicable Property (or Ground Lease) regardless of amount; and Seller shall satisfy or discharge judgments against Seller, administrative or other liens (collectively, "Liens") secured by or affecting the applicable Property (or Ground Lease) which can be satisfied by payment of readily ascertainable amounts not to exceed, in the aggregate for all such Liens, three percent (3%) of the Purchase Price set forth in Section 2.1 for the applicable Property (the "Cap"). Notwithstanding the foregoing, in the event that Seller fails to satisfy or discharge all mortgages, real estate taxes and assessments secured by or affecting the applicable Property (or Ground Lease) as aforesaid, then Purchaser shall receive a credit against the Purchase Price in the amount of all of such unsatisfied mortgages, real estate taxes and assessments and shall take title to the affected Property (or Ground Lease) subject to such mortgages, real estate taxes and assessments. In the event that the cost of discharging or satisfying the Liens at a particular Property (or Ground Lease) exceeds the Cap, Purchaser shall have the right to either (a) waive the Liens as an Unacceptable Encumbrance and close on the applicable Property (or Ground Lease), in which event Seller shall be obligated to credit Purchaser at Closing with an amount equal to the Cap; or (b) exclude the affected Property (or Ground Lease) from the scope of this Agreement (an "Excluded Property"), in which event such Property (or Ground Lease) shall not be subject to the provisions of Section 9.3 (except as expressly provided in Section 9.5), the portion of the Downpayment allocable to such Property (or Ground Lease), as set forth in Section 2.1(b), shall be reallocated equally among the remaining portion of the Group A Portfolio, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Section 2.1(b) for such Excluded Property, and the balance of the Group A Portfolio shall remain unaffected. Without limiting the generality of the preceding provisions of this
Section 6.2, for the purposes of this Agreement (including Sections 6.1 and 16.1), Seller's failure or refusal to bring any action or proceeding, to make any payments or to otherwise incur any expense (except for Seller's obligation to satisfy mortgages, real estate taxes, assessments, regardless of amount, and Liens which, in the aggregate, can be satisfied by payment of readily ascertainable amounts not to exceed the Cap) in order to eliminate Unacceptable Encumbrances not waived by Purchaser or to arrange for such title insurance shall be deemed an inability of Seller to eliminate such Unacceptable Encumbrances or to arrange for such title insurance and shall not be a default by Seller hereunder (willful or otherwise).

                  6.3 If on the Closing Date there may be any Liens or other encumbrances which Seller must pay or discharge in order to convey to Purchaser such title as is herein provided to be conveyed, Seller may use any portion of the Purchase Price to satisfy the same, provided:

                           (a) Seller shall deliver to Purchaser or the Title
Company, at the Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

                           (b) Seller, having made arrangements with the Title
Company, shall deposit with said company sufficient monies acceptable to said company to insure the obtaining and the recording of such satisfactions.

The existence of any such Liens or other encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements.

                  6.4 Intentionally Deleted.

                  6.5 If on the Closing Date there shall be conditional bills of sale, chattel mortgages or security interests filed against any of the Properties or the Ground Lease, the same shall not constitute objections to title, provided (a) Seller executes and delivers an affidavit to the effect either (i) that the personal property covered by said conditional bills of sale, chattel mortgages, or security interests is no longer in or on such Property or the Ground Lease, or (ii) if such personal property is still in or on such Property or the Ground Lease, that it has been fully paid for, or (iii) that such personal property is the property of a Tenant of such Property or the Ground Lease; and (b) the Title Company commits to either omit or insure over any such items from the policy to be issued to Purchaser at Closing.

                  6.6 Any franchise or corporate tax open, levied or imposed against any Seller or other owners in the chain of title that may be a Lien on the Closing Date, shall not be an objection to title if the Title Company omits same from the title policy(ies) issued pursuant to the Commitment(s) or excepts same but insures Purchaser against collection thereof out of the applicable Property.

                  6.7 If a search of title discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of Seller, Seller will deliver to Purchaser and the Title Company an affidavit stating that such judgments, bankruptcies or other returns are not against Seller, whereupon, provided the Title Company omits such returns as exceptions to title or provides affirmative coverage with respect thereto, such returns shall not be deemed an objection to title.

         Section 7 Representations and Warranties

                  7.1 (a) Each Seller represents and warrants to Purchaser as follows:

                           (i) Such Seller is a duly formed and validly existing
entity organized under the laws of the state of its formation set forth on the first page hereof, and is qualified under the laws of the state in which the Property (or Ground Lease) it is selling (or assigning) is located, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate would not have a material adverse effect on the Group A Portfolio.

                           (ii) Such Seller has the full legal right, power and
authority to execute and deliver this Agreement and all documents now or hereafter to be executed by such Seller pursuant to this Agreement (collectively, "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Seller's Documents.

                           (iii) This Agreement and Seller's Documents do not
and will not contravene any provision of the [certificate of formation and the partnership agreement] [articles of organization and operating agreement] of such Seller, any judgment, order, decree, writ or injunction issued against such Seller, or any provision of any laws or governmental ordinances, rules, regulations, orders or requirements (collectively, "Laws") applicable to such Seller, except to the extent that such contravention would not reasonably be expected to have a material adverse effect upon the Group A Portfolio and/or the business, properties, assets, financial condition, or results of operations of Sellers and their subsidiaries, taken as a whole, including the ability of Sellers to consummate the transactions contemplated herein (including, without limitation, the sale of the Group A Portfolio to Purchaser). The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by such Seller under any agreement to which such Seller or any of its assets are subject or bound and will not result in a violation of any Laws applicable to such Seller. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in a breach of or constitute a default under, or otherwise adversely affect any Lease, the REA, or any other contract, agreement, instrument, license or undertaking to which Seller or any of its affiliates is a party or by which any of them or any of their respective properties or assets is or may be bound or that relates to the Property (or Ground Lease) in any respect.

                           (iv) There are no leases, licenses or other occupancy
agreements affecting any portion of its Property (or Ground Lease)(collectively, the "Leases") on the date hereof except for the Leases listed in the rent roll annexed hereto as Schedule 7.1(a)(iv) and made a part hereof. The Leases described in Schedule 7.1(a)(iv) comprise all the Leases presently existing and each is in full force and effect; no Lease has been modified or supplemented in any material respect except (if at all) as set forth on Schedule 7.1(a)(iv); except as set forth on Schedule 7.1(a)(iv), no Base Rent has been paid more than one month in advance by any tenant, and no tenant is entitled to any "free rent" period, defense, credit, allowance or offset against Base Rent; the information set forth in Schedule 7.1(a)(iv) is true, correct and complete in all material respects. To Seller's knowledge, there is no material default of either landlord or tenant under any of the Leases, except as set forth on Schedule 7.1(a)(iv). There are no persons or entities entitled to possession of the Property other than those listed on Schedule 7.1(a)(iv). Except as set forth on Schedule 7.1(a)(iv), no work or installations is required of Seller except as specified (if at all) in the Leases, and in any case Seller has fully completed all tenant improvements specified in any Lease to be the responsibility of the landlord and has paid all tenant construction allowances. Seller has no obligations with respect to contributing for or paying dues or charges to a Shopping Center merchant's association or marketing fund.

                           (v) There are no pending actions, suits, proceedings
or, to Seller's knowledge, investigations to which such Seller is a party before any court or other governmental authority with respect to its Property (or Ground Lease) other than personal injury and other routine tort litigation arising from the ordinary course of operations of Seller (x) which are covered by adequate insurance; (y) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements; or (z) which would not adversely affect or be binding upon Purchaser or the Property (or Ground Lease) following Closing.

                           (vi) Such Seller has obtained, or will have obtained
by the Closing, all consents required to permit all of the transactions contemplated by this Agreement (including but not limited to the sale of the applicable Property (and Ground Lease) to Purchaser) and required under any partnership agreement, shareholder agreement, limited liability company agreement, covenant or other agreement concerning it or to which it (or any of its partners, members or shareholders) is a party or by any Law, and the sale of the Property (and the Ground Lease) and the Group A Portfolio does not require the consent or approval of any public or private authority which has not already been obtained by Seller, or, if required, it will be obtained by Seller prior to the Closing of the sale and purchase of the Group A Portfolio. The transactions contemplated under this Agreement have been approved by the Board of Directors of Seller and Philips International Realty Corp.

                           (vii) To Yonkers' knowledge, the Ground Lease is in
full force and effect, a true and complete copy of the Ground Lease is attached as Exhibit "A" to the Ground Lease Assignment (as defined below), the Base Rent (including all CPI increases) under the Ground Lease as of the date hereof is $245,899.62 per year, the building has not been enlarged beyond what is reflected in the Ground Lease such that the rent has not increased beyond the amount set forth in the Ground Lease, the Ground Lease has not been amended except as set forth herein, and Yonkers has not received a notice of default from the Ground Lessor claiming that any breach has occurred thereunder. [Yonkers only]

                           (viii) Seller has not received notice from any
governmental authority, mortgagee, tenant or insurer (i) that either the Property (or Ground Lease) or the use or operation thereof is currently in violation of any zoning, environmental or other land use regulations in any material respect, and to Seller's knowledge no such notice has been issued; or
(ii) asserting that Seller is required to perform work at the Property (or the Yonkers Property) and to Seller's knowledge no such notice has been issued. If Seller receives such a notice or a violation is issued or filed prior to Closing, Seller shall promptly notify Purchaser. In the event that cure of such violation would require an alteration of or addition to the Property (or Yonkers Property) or Personal Property (or Yonkers Personal Property) or otherwise require an expenditure to cure the violation, the cost of which would exceed two (2%) percent of the Purchase Price allocable to such Property (or Ground Lease), then Purchaser shall have the right to either (a) waive the violations and close on the applicable Property (or Ground Lease), in which event Seller shall be obligated to credit Purchaser at Closing with an amount equal to two (2%) percent of the Purchase Price allocable to such Property (or Ground Lease); or
(b) exclude the affected Property (or Ground Lease) from the scope of this Agreement (an "Excluded Property"), in which event such Excluded Property shall not be subject to the provisions of Section 9.3 (except as expressly provided in Section 9.5), the portion of the Downpayment allocable to such Property (or Ground Lease), as set forth in Section 2.1(b), shall be reallocated equally among the remaining portion of the Group A Portfolio, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Section 2.1(b) for such Excluded Property, and the balance of the Group A Portfolio shall remain unaffected. Notwithstanding the foregoing, (x) Seller shall have no obligation to satisfy or discharge or otherwise cure any violations first arising after the execution and delivery of this Agreement; and (y) Seller shall have the right to contest any violation filed or recorded prior to the date hereof if the same does not delay the Closing and if the violation is cured or removed prior to the Closing.

                           (ix) There are not now and will not be on the date of
Closing any agreements or understandings relating to the Property (or Ground Lease), except for the Permitted Encumbrances, Leases and service contracts relating to the operation of the Property (or Ground Lease), all of which service contracts shall be terminated by Seller prior to the Closing Date; and no material alterations, amendments or waivers pertaining to the foregoing will be made by Seller except with Purchaser's written approval prior to the date of Closing, not to be unreasonably withheld or delayed.

                           (x) There are no on-site employees or hired persons
in connection with the management, operation or maintenance of the Property (or Ground Lease) for whom Purchaser shall be responsible. Purchaser shall have no obligation, liability or responsibility with respect to charges, salaries, vacation pay, fringe benefits or like items subsequent to Closing, nor with respect to any management or employment agreements with respect to the Property.

                           (xi) No Tenant (or REA Party) has any option, right
of first refusal or other right to purchase the Property (or Ground Lease) or any part thereof or interest therein. In the event any such option, right of first refusal or other right to purchase does exist on the date hereof, Seller shall at Closing deliver to Purchaser a written and recordable instrument, signed by the holder thereof, irrevocably and unconditionally waiving, canceling, terminating and annulling any such option, right of first refusal or other right.

                           (xii) All construction and/or maintenance work
required to be completed prior to the Closing Date by the terms of any Lease or REA or other Permitted Encumbrances has been satisfactorily completed.

                           (xiii) To the knowledge of Glen Cove, SCF and Lake
Mary, the REAs are in full force and effect and have not been modified or supplemented except as set forth in a recorded instrument. To the knowledge of Glen Cove, SCF and Lake Mary, there is no material default under the REAs of either Seller or any REA Parties. To the knowledge of Glen Cove, SCF and Lake Mary, no unperformed work or installations or unpaid amounts are required of or due from Seller under the REAs. [Glen Cove, SCF and Lake Mary only]

                           (xiv) True and complete copies of the Property Notes
and the Mortgages (as such terms are hereinafter defined in Section 18 hereof) set forth in Section 18 have been delivered to or made available to Purchaser. With regard to the Property Notes and Mortgages: (A) True, correct and complete copies of same, and of all other Mortgage Loan Documents (as defined below), have heretofore been delivered to Purchaser; (B) Seller has not received any notice of default from the Mortgagee (or its servicing agent, if any) claiming that any material breach has occurred pursuant to the terms of the Property Notes or Mortgages or any other Loan Document which remains uncured; (C) the approximate amount currently outstanding for the Munsey Loan (as defined below) is $12,571,433.00; and (D) the approximate amount currently outstanding for the Henry Loan (as defined below) is $3,788,979.00.

                           (xv) Except as set forth on Schedule 7.1(a)(xv)
hereto, there are no tax certiorari proceedings currently pending with respect to any Property (or Ground Lease); and no

Tenant entitled to a refund for a year prior to the Closing in connection with a closed tax certiorari proceeding has not received the refund to which it is entitled pursuant to its Lease.

                           (xvi) To the knowledge of SCF, as of the date of this
Agreement, no event has occurred which would entitle SCF to exercise its right of first refusal with respect to the purchase of that certain parcel of land adjacent to the Key Largo Property, which parcel is currently owned by Monroe County, Florida and used as a public library.

                           (xvii) Intentionally Deleted.

                           (xviii) All of the real property subject to that
certain cross-easement agreement, dated [as of January 1, 1977, and recorded on March 1, 1979, at Liber 9174, Pg. 571,] in the Office of the County Clerk of Nassau County, New York, between J. Alan Ornstein, et al. and Bonwit Teller is part of the Munsey Park Property. [Munsey Park only]

                           (xix) Except for the real estate tax, insurance, and
repair/maintenance escrows, there are no escrows still in existence in connection with the Munsey Debt (as defined below), and the current balances of the existing escrows are as follows: $281,194.00; $14,834.00; and $5,010.00 respectively [Munsey Park only]

                           (xx) Except for the capital improvement escrow, there
are no escrows still in existence in connection with the Henry Debt (as defined below), and the current balances of the existing escrow is as follows:
$1,577.00. [Henry Street only]

                           (b) At Closing, Seller shall deliver to Purchaser a
certificate reconfirming all the foregoing representations as true, correct and complete in all material respects as of the date of Closing (except as they relate only to an earlier date), or, if there have been any changes, a description thereof; provided, however, that such a description shall not operate to cure a material breach of such representations.

                           (c) Copies of the Leases in each Seller's possession
and certain other Property Information have been or will be delivered or otherwise made available to Purchaser and Purchaser has undertaken its own Investigations (as defined below) and, by accepting the Deeds and the Ground Lease Assignment, Purchaser acknowledges its receipt and acceptance or the availability to it thereof and that Purchaser has reviewed the same to its satisfaction. To the extent that any information (i) contained in the copies of the Leases or any other Property Information furnished to or made available to Purchaser by Seller; (ii) contained in reports provided to Purchaser from professionals); (iii) contained in Seller's filings with the Securities and Exchange Commission or other publicly available documents; (iv) obtained by Purchaser prior to the expiration of the Inspection Period through oral or written communications with Seller's employees (provided that the representations and warranties contained in Section 7.1(a)(vi) shall not be subject to modification thereby) or tenants; or (v) subject to the Seller's obligation to deliver Estoppel Certificates in compliance with Section 10.1(n), obtained by Purchaser following the expiration of the Inspection Period through oral or written communications with Seller's tenants, is inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such information. Purchaser hereby agrees to diligently and in good faith proceed to communicate with Seller's employees and those expressly named Tenants set forth on Schedule 10.1(n) hereto prior to the expiration of the Inspection Period. As used in this Agreement, the words "Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Seller after, and based solely upon, making inquiry of Louis J. Petra, the person charged with the management responsibility for the Group A Portfolio.

                           (d) (i) Subject at all times to Section 7.1(c), if at
or prior to the Closing, (i) Purchaser shall become aware (whether through its own efforts, by notice from Seller or otherwise) that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect and shall give Seller notice thereof at or prior to the Closing, or (ii) Seller shall notify Purchaser that a representation or warranty made herein by Seller is untrue, inaccurate or incorrect in any material respect, then Seller may, in its sole discretion, elect by notice to Purchaser to adjourn the Closing one or more times for up to thirty (30) days in the aggregate in order to cure or correct such materially untrue, inaccurate or incorrect representation or warranty. If Purchaser shall become aware (whether through its own Investigations, by notice from Seller or otherwise) that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect and shall fail to give Seller notice thereof at or prior to the Closing, or if any such representation or warranty is untrue, inaccurate or incorrect in any non-material respect, and is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), Purchaser shall nevertheless be deemed to, and shall, waive such untrue, inaccurate or incorrect misrepresentation or breach of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price.

                           (ii) If any such representation or warranty is
untrue, inaccurate or incorrect in any material respect, and is not cured or corrected by Seller on or before the Closing Date (whether or not the Closing is adjourned as provided above), then Purchaser, as its sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, shall have the right to elect either (A) to waive such materially untrue, inaccurate or incorrect representations or warranties, close on the affected Property (or Ground Lease) and the balance of the Group A Portfolio for which the closing conditions have been met, and receive no credit against, or reduction of, the Purchase Price due to such materially untrue, inaccurate or incorrect representations or warranties; and/or (B) to postpone the closing for the affected Property (or Ground Lease) (each, a "Post-Closing Property"), such that the affected Property (or Ground Lease) shall be subject to the provisions of Section 9.3, the portion of the Downpayment allocable to such Property (or Ground Lease), as set forth in Section 2.1(b), shall be reallocated equally among the remaining portion of the Group A Portfolio, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Section 2.1(b) for such Post-Closing Property, and, subject to Section 9.3, the balance of the Group A Portfolio shall remain unaffected; or (C) solely in the event that the uncured materially untrue, inaccurate or incorrect representations or warranties are those set forth in Section 7.1(a)(vi), and the Title Company is unwilling to issue title insurance to Purchaser in accordance with the terms of this Agreement, to terminate this Agreement (subject to the terms of this Agreement, including, without limitation, Section 6.1(b)), in which event Purchaser shall receive upon such termination, in addition to the return of the Downpayment (together with all interest accrued thereon, if any) and any amounts to which the Group B Purchaser is expressly entitled under the Group B Agreement, a break up fee in the amount of $2,078,583.52 (the "Break Up Fee"), subject to Section 16.3, as liquidated damages and as agreed compensation for Purchaser's lost opportunity and expenses, and not as a penalty.

                           (iii) Purchaser acknowledges and agrees that (x) at
or prior to the Closing, Purchaser's rights and remedies in the event any of Seller's representations or warranties made in this Agreement are untrue, inaccurate or incorrect shall be only as provided in this Section 7.1(d), and
(y) if the Closing does not occur, or Purchaser waives such materially untrue, inaccurate or incorrect representations or warranties and closes on the affected Property (or Ground Lease), Purchaser hereby expressly waives, relinquishes and releases all other rights or remedies available to it at law, in equity or otherwise (including, without limitation, the right to seek damages from Seller) as a result of any of Seller's representations or warranties made in this Agreement being untrue, inaccurate or incorrect. For the purposes of this
Section 7, a representation shall be deemed to be materially untrue, inaccurate or incorrect if, as a result of such untruth, inaccuracy or incorrectness, there is a material, adverse affect upon the Property (or Ground Lease) and/or the business, properties, assets, financial condition, or results of operations of the applicable Seller and its subsidiaries, taken as a whole, including, without limitation, the ability of such Seller to consummate the transactions contemplated herein (including, without limitation, the sale of such Property (or Ground Lease) to Purchaser).

                      (e) Intentionally Deleted.

                      (f) In the event the Closing occurs:

                           (i) Notwithstanding anything to the contrary
contained in Section 7.1(a) or elsewhere in this Agreement to the contrary, except as expressly set forth in Section 7.1(a)(f)(ii) or elsewhere in this Agreement, Purchaser expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Purchaser may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties being materially untrue, inaccurate or incorrect; and

                           (ii) the representations and warranties of Seller set
forth in Section 7.1(a) and elsewhere in this Agreement shall survive the Closing and the execution and delivery of the Deed (or Ground Lease Assignment) until December 31, 2000, and shall be subject to Section 24.5. Notwithstanding the foregoing, to the extent that (A) a Tenant shall certify in its estoppel confirming any matter set forth in Sections 7.1(a)(iv) and (xi), (xii); (B) the landlord under the Ground Lease shall certify in its estoppel confirming any matter set forth in Section 7.1(a)(vii); (C) a Mortgagee shall certify in its consent confirming any matter set forth in Sections 7.1(a)(xiv), (xix) or (xx);
(D) an REA Party shall certify in its estoppel confirming any matter set forth in Section 7.1(a)(xi), (xii) or (xiii); (E) the Glen Cove Community Development Association shall certify in its estoppel confirming any matter set forth in Sections 7.1(a)(xvi) or (xvii), then Seller's representations and warranties as to such matters shall terminate. The provisions of this Section 7.1(f) shall survive the Closing and the execution and delivery of the Deed (or Ground Lease Assignment).

                  7.2 (a) Purchaser represents and warrants to Seller as follows:

                           (i) Purchaser is a duly formed and validly existing
limited partnership organized under the laws of the State of Delaware, and is qualified under the laws of the State of Delaware to conduct business therein on the Closing Date.

                           (ii) Purchaser has the full legal right, power,
authority and financial ability to execute and deliver this Agreement and all documents now or hereafter to be executed by it pursuant to this Agreement (collectively, the "Purchaser's Documents"), to consummate the transactions contemplated hereby, and to perform its obligations hereunder and under Purchaser's Documents.

                           (iii) This Agreement and Purchaser's Documents do not
and will not contravene any provision of the partnership agreement or certificate of formation of Purchaser, any judgment, order, decree, writ or injunction issued against Purchaser, or any provision of any Laws applicable to Purchaser. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by Purchaser under any agreement to which Purchaser or any of its assets are subject or bound and will not result in a violation of any Laws applicable to Purchaser.

                           (iv) There are no pending actions, suits, proceedings
or investigations to which Purchaser is a party before any court or other governmental authority which may have a material adverse impact on the transactions contemplated hereby.

                           (v) Purchaser has, or by the Closing will have,
obtained all consents (including without limitation the consents of Kimco Realty Corporation. and The New York Common Fund) required to permit all of the transactions contemplated by this Agreement and required under any partnership agreement, covenant or other agreement concerning it or to which it (or any of its partners) is a party or by any Law, and the purchase of the Property (and the Ground Lease) and the Group A Portfolio does not require the consent or approval of any public or private authority which has not already been obtained by Purchaser, or, if required, it will be obtained by Purchaser prior to the Closing of the sale and purchase of the Group A Portfolio.

                  (b) At Closing, Purchaser shall deliver to Seller a certificate reconfirming all the foregoing representations as true, correct and complete in all material respects as of the date of Closing (except as they relate only to an earlier date), or, if there have been any changes, a description thereof; provided, however, that such a description shall not operate to cure a material breach of such representations. In the event the Closing occurs, the representations and warranties of Purchaser set forth in
Section 7.2(a) and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date), and shall survive the Closing and the execution and delivery of the Deed (or Ground Lease Assignment) until December 31, 2000, and no action or claim based thereon shall be commenced after December 31, 2000.

         Section 8. Costs of Transaction

                  Seller shall be responsible for any transfer, conveyance, deed, recording or documentary stamp taxes or fees, or similar taxes or charges imposed by the states and/or municipalities where each Property (and the Ground Lease) is located in connection with the transfer of such Property (and the Ground Lease) to Purchaser. Purchaser shall be responsible for (a) Purchaser's fee title insurance premiums and, with respect to any mortgage loans assigned to Purchaser's lender, mortgagee's title insurance premiums, fees and expenses and the cost of customary affirmative insurance and endorsements for the state in which the applicable Property (and the Ground Lease) is located as required herein; (b) engineering, survey, inspection, preparation of due diligence reports and other due diligence expenses; and (c) recording fees (exclusive of transfer taxes). All other costs and expenses in connection with the transactions contemplated herein, subject to the following sentence, shall be paid by the party that, in accordance with local custom for each Property (and the Ground Lease), typically pays same, except as otherwise set forth in Section 18 hereof. Each party shall pay its own legal fees and travel and lodging expenses in connection with the transaction contemplated herein. In the event that any party fails to pay the Closing costs for which it is responsible, the other party(ies) may elect, in their sole discretion, to pay such sums and receive a credit at the Closing.

         Section 9. Conditions Precedent to Closing

                  9.1 Purchaser's obligation under this Agreement to purchase the Group A Portfolio is subject to the fulfillment of each of the following conditions, subject, however, to the provisions of Section 9.3.

                      (a) The representations and warranties of Seller contained herein shall be materially true, accurate and correct as of the Closing Date except to the extent they relate only to an earlier date (subject to the provisions of Sections 7.1(c) and (d));

                      (b) Seller shall be ready, willing and able to deliver fee title to the Group A Portfolio (except in the case of the Yonkers property, in which case Yonkers shall be ready, willing and able to assign its right, title and interest in the Ground Lease) in accordance with the terms and conditions of this Agreement, including, without limitation, the condition that the Title Company shall be prepared to issue at Closing (or prepared to unconditionally commit to issue at Closing, with no "gap") its title policy in the form required by Section 6; and

                      (c) Seller shall have delivered all the documents and other items required pursuant to Section 10, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Seller at or prior to the Closing.

                  9.2 Seller's obligation under this Agreement to sell the Group A Portfolio to Purchaser is subject to the fulfillment of each of the following conditions, subject, however to the provisions of Sections 9.3 and 9.4:

                      (a) the representations and warranties of Purchaser contained in Section 7.2 shall be materially true, accurate and correct as of the Closing Date;

                      (b) Purchaser shall have delivered to Seller the funds required hereunder;

                      (c) Purchaser shall have delivered to Seller all the documents to be executed by Purchaser set forth in Section 11;

                      (d) all consents and approvals of governmental authorities and parties to agreements to which Purchaser is a party or by which Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to Seller at or prior to the Closing;

                      (e) on or prior to Closing Date, (i) Purchaser shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date, (ii) Purchaser shall not have admitted in writing an inability to pay its debts as they mature, (iii) Purchaser shall not have made a general assignment for the benefit of creditors, (iv) Purchaser shall not have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to Purchaser, (v) Purchaser shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, canceled or terminated prior to the Closing Date.

                      (f) Purchaser shall have executed and delivered the Group B Agreement (as defined below) and shall have completed its due diligence, such that it is contractually obligated to purchase the Group B Properties (as defined below) subject to the terms and conditions of the Group B Agreement.

                  9.3 (a) In the event that any condition contained in Section 9.1, on or prior to the expiration of sixty (60) days following the execution and delivery of this Agreement (the "Closing Period"), is not satisfied regarding either (i) only one Property (or the Ground Lease), or

(ii) two or more Properties (or any Property and the Ground Lease), whose aggregate allocable share of the Purchase Price does not exceed $20,000,000.00, then the Closing Period shall be deemed extended for thirty (30) days (the "Extended Closing Period"), during which time Seller shall continue to use diligent, good faith efforts to satisfy such unmet closing conditions. Notwithstanding the extension of the Closing Period, Purchaser shall have the right to elect to (x) waive such unsatisfied condition whereupon title shall close as provided in this Agreement at the end of the Closing Period, or (y) close on that portion of the Group A Portfolio for which all closing conditions have been met and postpone the closing for the affected Property (or Ground Lease) until the expiration of the Extended Closing Period, or (z) postpone the Closing on the entire Group A Portfolio until the expiration of the Extended Closing Period. In the event that said unmet closing conditions remain unmet at the end of the Extended Closing Period, Purchaser shall close on that portion of the Group A Portfolio for which all closing conditions have been met, and the closing of the Property (or Ground Lease)(each, a "Post-Closing Property") for which closing conditions remain unmet shall be further postponed such that the Post-Closing Property shall be subject to the following provisions of this
Section 9.3, the portion of the Downpayment allocable to such Property (or Ground Lease), as set forth in Section 2.1(b), shall be reallocated equally among the remaining portion of the Group A Portfolio, and the Purchase Price payable at the Closing shall be reduced by the amount set forth in Section 2.1(b) for such Post-Closing Property.

                      (b) (i) In the event that any closing condition contained in Section 9.1, on or prior to the expiration of the Closing Period, is not satisfied regarding two or more Properties (or a Property and the Ground Lease) whose aggregate allocable share of the Purchase Price exceeds $20,000,000.00, then the Closing Period shall be deemed extended for thirty (30) days, during which time Seller shall continue to use diligent, good faith efforts to satisfy such unmet closing conditions. Notwithstanding the Extended Closing Period, Purchaser shall have the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement at the end of the Closing Period, or (ii) close on that portion of the Group A Portfolio for which all closing conditions have been met and postpone the closing for the affected Properties (and/or Ground Lease) for said thirty (30) day period, or (iii) postpone the Closing on the entire Group A Portfolio until the expiration of the Extended Closing Period.

                           (ii) In the event that said unmet closing conditions
remain unmet at the end of the Extended Closing Period, then Seller shall have the right to elect to (x) terminate this Agreement with respect to any unclosed portion of the Group A Portfolio, in which event Purchaser shall receive upon such termination, in addition to the return of the Downpayment (together with all interest accrued thereon) and any amounts to which the Group B Purchaser is expressly entitled under the Group B Agreement, the Break Up Fee, subject to
Section 16.3, as liquidated damages and as agreed compensation for Purchaser's lost opportunity and expenses, and not as a penalty; or (y) offer to postpone the closing for the Property(ies) (and/or Ground Lease) for which the closing condition(s) have NOT been met (collectively, the "Post-Closing Properties"), subject to Section 9.3(c), and close on those Property(ies) (and/or Ground Lease) for which the closing conditions have been met, by delivery of written notice to Purchaser.

                           (iii) Within five (5) business days of its receipt of
Seller's offer pursuant to option (y) above, Purchaser shall elect to either (i) terminate this Agreement with respect to any unclosed portion of the Group A Portfolio, in which event this Agreement shall be terminated, Purchaser shall be entitled to the return of any portion of the Downpayment (together with the interest earned thereon) not previously applied at a Closing, but shall NOT be entitled to receive the Break Up Fee, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations; or (ii) close on those Properties (and/or Ground Lease) for which the closing conditions have been met, as provided for in this Agreement, and postpone the closing of the portion of the Group A Portfolio for which any closing conditions have not been met (the "Post-Closing Properties") for a period of six (6) months (the "Cure Period"), in which event the Purchase Price payable at Closing shall be reduced by the aggregate amounts set forth in
Section 2.1(b) for any Post-Closing Properties, the portion of the Downpayment allocable to such Property (or Ground Lease), as set forth in Section 2.1(b), shall be reallocated equally among the remaining portion of the Group A Portfolio, and Purchaser shall NOT be entitled to receive the Break Up Fee.

                           (iv) The parties hereto agree that the Break Up Fee
shall be subject to reduction, in the event that Purchaser closes on any portion of the Group A Portfolio, by an amount equal to four (4.0%) percent of the difference between (i) the aggregate Purchase Price of such Property (or Ground Lease) set forth in Section 2.1(b), and (ii) the aggregate then outstanding debt on such closed Property (or Ground Lease) which is assumed by Purchaser.

                      (c) Notwithstanding anything to the contrary contained herein, the following provisions shall be applicable to Post-Closing Properties:

                           (i) subject to the provisions of subsection
9.3(c)(iii) hereof, for a period of six (6) months (the "Cure Period") following the Closing Date, Seller may not sell (or enter into an agreement to sell) a Post-Closing Property to any party other than Purchaser, Seller shall continue to use diligent good faith efforts to meet all closing conditions which caused the closing of such Post-Closing Property to be postponed, and Seller shall keep Purchaser fully informed as to the status and progress of meeting such failed closing conditions.

                           (ii) Purchaser shall have the right (but not the
obligation) to close on any Post-Closing Property (on the same terms and conditions set forth in this Agreement, including the Purchase Price allocable thereto) during the Cure Period (including, at Purchaser's sole discretion, by waiving any failed closing conditions), by delivery of not less than ten (10) days prior written notice to Seller, in which event the closing therefor shall be held within fifteen (15) days (time being of the essence) following Seller's receipt of such election notice. If Purchaser fails to close on such Post Closing Property after delivering said notice, then Seller shall be free to sell that Post Closing Property and all other Post Closing Properties to third parties without claim or liability to Purchaser.

                           (iii) If at any time during the Cure Period Seller
meets all failed closing conditions for a Post-Closing Property and so notifies Purchaser in writing, Purchaser shall have ten (10) days (time being of the essence) to elect to close on such Post-Closing Property by delivery of written notice to Seller. Purchaser's failure to make such election within said ten (10) day period shall be deemed an election NOT to close on such Post-Closing Property, and Seller shall be free to sell such Post-Closing Property to any third party, without any claim by or liability to Purchaser. In the event that Purchaser elects to close on such Post-Closing Property, the closing therefor shall be held within fifteen (15) days (time being of the essence) following Seller's receipt of such election notice.

                      (d) In the event that any closing conditions for any Post-Closing Properties remain unmet at the end of the Cure Period, despite Seller's diligent good faith efforts to fully satisfy same, then Purchaser shall elect to either (i) close (at the end of the Cure Period) on any or all Post-Closing Properties as set forth in Sections 9.3(c)(ii) and (iii), and terminate this Agreement with respect to the balance of the Post-Closing Properties, in which event Seller shall be free to sell such Post-Closing Properties to any third party, without any claim by or liability to Purchaser; or (ii) terminate this Agreement with respect to all such Post-Closing Properties, in which event Seller shall be free to sell such Post-Closing Properties to any third party, without any claim by or liability to Purchaser.

                      (e) Nothing contained in this Section 9.3 shall be construed so as to bestow any right of termination upon Purchaser for the failure of a condition to be satisfied (i) unless Purchaser is expressly entitled to the satisfaction of such condition as provided in Section 9.1; or
(ii) in the event that Seller's failure to meet said condition is caused by Purchaser. Notwithstanding anything to the contrary set forth in this Section
9.3 or elsewhere in this Agreement, Seller's obligation to use diligent good faith efforts shall not obligate Seller to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to satisfy any unmet closing conditions not waived by Purchaser, unless such obligation is expressly provided in this Agreement. Additionally, Seller's failure to use diligent good faith efforts to satisfy any unmet closing conditions shall not entitle Purchaser to the Break Up Fee. For the purposes of this Agreement, each party hereto shall be deemed ready, willing and able to meet a closing condition in the event that such party's failure to satisfy such condition is caused by the other party. The parties hereto agree that the Sellers of any unclosed portion of the Group A Portfolio shall be jointly and severally liable to Purchaser for the Break Up Fee, to the extent that one is payable pursuant to this Agreement.

                  9.4 In the event that any condition contained in Section 9.2 is not satisfied by Purchaser, provided that all of the conditions set forth in
Section 9.1 shall have been met by Seller or waived by Purchaser (unless Seller's failure to meet said conditions is caused by Purchaser), Seller shall have the right to elect to (a) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (b) terminate this Agreement. In the event Seller elects to terminate this Agreement, this Agreement shall be terminated and Seller may, as its sole remedy, retain the Downpayment (together with all interest accrued thereon, if any) as liquidated damages for all loss, damage and expenses suffered by Seller, it being agreed that Seller's damages are impossible to ascertain, and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations.

                  9.5 For the purposes of this Agreement, in the event that any portion of the Group A Portfolio is either (a) excluded from the scope of this Agreement pursuant to Sections 6.2, 7.1(a)(viii); or (b) subjected to the provisions of Section 9.3 pursuant to Sections 6.1(b), 7.1(d), or 18.2(c), the Property (or Ground Lease) so excluded or subjected to the provisions of Section
9.3 shall be included in the calculation of Properties (or Ground Lease) for which closing conditions have not been met (both with respect to number and value). Notwithstanding the foregoing, in the event that (i) Purchaser fails to close on a Post-Closing Property after delivery of written notice to Seller of Purchaser's intent to close; or (ii) Purchaser defaults under the Group B Agreement (beyond the expiration of any applicable cure period), (a) Seller shall be free to sell such Post-Closing Properties to any third party, without any claim by or liability to Purchaser, and (b) none of such excluded or subjected Properties (or Ground Lease) shall continue to be included in the calculation of Properties (or Ground Lease) for which closing conditions have not been met (both with respect to number and value) under either this Agreement or the Group B Agreement.

                  9.6 Notwithstanding anything to the contrary contained in this Agreement, in the event that the closing under the Group B Agreement is scheduled to occur prior to the expiration of the Cure Period, Seller shall have the right, prior to the Group B Closing and upon delivery of not less than five
(5) days prior written notice to Purchaser, to either (i) transfer any unclosed Properties (or Ground Lease) in the Group A Portfolio to an entity (the "Transferee") in which Philips (as defined below) holds no interest (whether direct or indirect), which Transferee shall assume all of the applicable Seller's rights and obligations under this Agreement (including, without limitation, the obligation to convey title to its Property (or Ground Lease) to Purchaser in accordance with the terms and conditions of this Agreement); or
(ii) permit Philips to distribute to Philips' general partner (as a non-liquidating distribution) or its designee Philips' entire partnership (or membership) interest in the Seller that owns the applicable Property (or Ground Lease). Prior to the expiration of such five (5) days of Purchaser's receipt of such notice, Purchaser shall have the right to elect (a) to continue to proceed under the Group A Agreement, notwithstanding such transfer(s) by Seller (in which event the Transferee or the Seller shall have all of the rights and obligations of the applicable Seller under this Agreement as aforesaid), or such transfer by Philips, in which event the applicable Seller shall remain bound under this Agreement; or (b) to waive the unmet closing condition and close on such unclosed Property (or Ground Lease) as if Purchaser had delivered the ten
(10) day notice set forth in Section 9.3(c)(ii), in which event Seller's notice of transfer to the Transferee (or distribution by Philips) shall be deemed null and void, Purchaser shall be deemed to have waived any unmet closing conditions with respect to such unclosed Property (or Ground Lease), and the closing for such Property (or Ground Lease) shall be held on the earlier to occur of (A) the closing date under the Group B Agreement, and (B) the date set forth in Section 9.3(c)(ii). In the event that Purchaser elects to waive the unmet closing condition and proceed under Section 9.6(b) above, but fails to close as required under this Agreement, (x) Seller shall be free to sell such Property (or Ground Lease) to any third party, without any claim by or liability to Purchaser, and
(y) such Property (or Ground Lease) shall no longer be included in the calculation of Properties (or Ground Lease) for which closing conditions have not been met (both with respect to number and value) under either this Agreement or the Group B Agreement.

                  9.7 In the event that Purchaser terminates the Group B Agreement pursuant to Section 19.2 of the Group B Agreement, and a Property (or Ground Lease) from the Group A Portfolio was used in the calculation of the necessary termination threshold (two or more properties valued at more than $20,000,000), Seller shall no longer have the right to acquire any portion of Group A Portfolio.

         Section 10. Documents to be Delivered by Seller at Closing

                  10.1 At the Closing, each Seller shall execute, acknowledge and/or deliver (or cause to be delivered), as applicable, the following to Purchaser or the Title Company:

                      (a) A bargain and sale deed with covenant against grantor's acts, or its equivalent, in recordable form and otherwise reasonably acceptable to the parties (the "Deed"), conveying title to the Property(ies) owned by such Seller.

                      (b) An assignment and assumption of Yonkers' right, title and interest in and to the Ground Lease in the form of Exhibit "B" annexed hereto and made a part hereof, assigning free of liens, encumbrances and claims (except Permitted Encumbrances and as set forth in Section 6) all of Yonkers' right, title and interest in and to the Ground Lease (the "Ground Lease Assignment"). [Yonkers only]

                      (c) The Assignment and Assumption of Leases and Security Deposits in the form of Exhibit "C" annexed hereto and made a part hereof assigning free of liens, encumbrances and claims (except Permitted Encumbrances and as set forth in Section 6) all of such Seller's right, title and interest, if any, in and to the Leases, all guarantees thereof and the Security Deposits thereunder in such Seller's possession, if any (the "Lease Assignment").

                      (d) The Assignment and Assumption of Licenses and Intangible Property in the form of Exhibit "D" annexed hereto and made a part hereof (the "License and Intangible Property Assignment"; together with the Lease Assignment, the "Assignment Agreements") assigning free of liens, encumbrances and claims (except Permitted Encumbrances and as set forth in Section 6) all of such Seller's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to its Property (or the Ground Lease) by any governmental authority (collectively, the "Licenses"); and (ii) all intangible property owned by such Seller with respect to the operation of its Property (including, without limitation, trade names, assumed names and trade logos); and, if any, transferable guarantees and warranties relating to the Property (or the Ground Lease) (the "Intangible Property").

                      (e) Intentionally Deleted.

                      (f) To the extent in such Seller's possession or control, executed counterparts of all Leases and New Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant security deposits thereunder (the "Security

Deposits") and the accrued interest on such Security Deposits payable to tenants which are in the possession of or received by such Seller, and a credit to Purchaser against the Purchase Price, in the aggregate amount of such Security Deposits and accrued interest thereon payable to tenants which are in the possession of or received by such Seller. In the event any such cash Security Deposits and the interest thereon payable to tenants are held by a bank, savings bank, trust company or savings and loan association, such Seller shall, if required by Law, deliver to Purchaser, in lieu of such credit, an assignment to Purchaser of such deposits and interest, in form reasonably acceptable to the parties, and written instructions to the holder thereof to transfer such deposits and interest to Purchaser. With respect to any lease securities which are other than cash, such Seller shall execute and deliver to Purchaser at the Closing any appropriate instruments of assignment or transfer without warranty or representation. Seller shall also deliver, to the extent in the possession or control of Seller possession of the Property and Personal Property, subject only to possessory rights of tenants under Leases, with all keys; and Seller shall also deliver original signed instruments of all Leases, Licenses, sepias, drawings, plans and specifications, finance and accounting records, tenant correspondence, and other files relevant to the Purchaser's future operation of the Property.

                      (g) A Ground Lease estoppel from the landlord thereunder, containing the provisions set forth in Exhibit "F-1" hereto, dated not more than forty-five (45) days prior to the Closing.

                      (h) Notices to the tenants of its Property in the form of Exhibit "E-2" annexed hereto and made a part hereof advising the tenants of the sale of such Property to Purchaser and directing that all Rent and other payments thereafter be sent to Purchaser or as Purchaser may direct.

                      (i) Copies of the consents of the members or partners (as applicable) of such Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement to be undertaken by such Seller certified as true and correct by the managing member or general partner (as applicable) of such Seller.

                      (j) To the extent in such Seller's possession and not already located at its Property, keys to all entrance doors to, and equipment and utility rooms located in, such Property.

                      (k) To the extent in such Seller's possession and not already located at its Property, all Licenses.

                      (l) The transfer tax payments together with the transfer tax returns, if any.

                      (m) A "FIRPTA" affidavit sworn to by such Seller in the form of Exhibit "I" annexed hereto and made a part hereof. Purchaser acknowledges and agrees that upon Seller's delivery of such affidavits, Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                      (n) All Estoppel Certificates (as defined below). Promptly following the execution and delivery of this Agreement, Seller shall have delivered to each Tenant in the Group A Portfolio an estoppel certificate in the form annexed hereto as Exhibit "F-3", completed to reflect each Tenant's particular Lease status and dated not more than forty-five (45) days prior to the Closing. Seller agrees to use commercially reasonable efforts to obtain from such Tenants the estoppel certificates in such form; provided, however, that if any Tenant shall refuse to execute an estoppel letter in such form, Seller shall use commercially reasonable efforts to obtain an estoppel certificate in the form that such Tenant is required to provide under its Lease. Seller agrees to deliver to Purchaser copies of all estoppel letters received from Tenants in the form received by Seller. Seller shall deliver at Closing an estoppel certificate from those Tenants set forth on Schedule 10.1(n) hereto, in the form required above; the estoppel certificates received from all other Tenants; and, subject to Section 7.1(f), in the event that any Tenant (other than one set forth on Schedule 10.1(n)) fails to deliver an estoppel certificate in the form set forth above, Seller shall provide Purchaser with a certificate of Seller, setting forth those items required above, on behalf of such Tenant (collectively, the "Estoppel Certificates"). Subject at all times to Section 7.1(c), an Estoppel Certificate shall not be deemed "delivered" by Seller to the extent that such Estoppel Certificate conflicts with Seller's representations and warranties in connection with the applicable Lease.

                      (o) An assignment of the Escrow Deposits, in form reasonably acceptable to the parties.

                      (p) Intentionally Deleted

                      (q) Signed settlement statements (covering all apportionments for each Property (and the Ground Lease)) (the "Settlement Statements").

                      (r) A certificate updating all of Seller's representations as of the Closing Date, as required by Section 7.1(b);

                      (s) Such affidavits; "mechanic's lien," "gap," "parties in possession" or other Seller indemnities; evidence of authority; releases of liens; or other instruments as the Title Company may reasonably request to issue a title policy satisfactory to Purchaser in accordance with Article 6.

                      (t) An estoppel certificate from each REA Party substantially in the form of Exhibit "F-2" annexed hereto, dated not more than forty-five (45) days prior to the Closing, and a notice to the other REA Parties respecting the change in ownership substantially in the form of Exhibit "E-1" annexed hereto.

                      (u) The Mortgagee Consents and Mortgagee Payoff Updates required by Section 18.2.

                      (v) Seller agrees, not later than five (5) business days following the execution and delivery of this Agreement, to request the Mortgagee Consent from each Mortgagee, and to use diligent, good faith efforts to obtain same as promptly as possible in the form required by Section 10.1(u). Seller agrees to pay to Mortgagee at or prior to Closing, any transfer fees, legal fees, and all other amounts required under the Mortgages or Property Notes (or otherwise required by Mortgagee) in connection with the transfer. Except as set forth in this Agreement, Purchaser shall not be required to pay any amounts, agree to any changes in the Property Notes or Mortgages, or otherwise incur any additional obligations and/or liabilities in connection with obtaining the Mortgagee Consent from any Mortgagee.

                      (w) A bill of sale in substantially the form of Exhibit "L" annexed hereto and made a part hereof (the "Bill of Sale") conveying and transferring and selling to Purchaser without warranty or representation all of such Seller's right title and interest in and to all Personal Property.

                      (x) An estoppel letter from the Glen Cove Community Development Agency (the "Glen Cove Estoppel") in the form of Exhibit "F-4" annexed hereto and made a part hereof, dated not more than forty-five (45) days prior to the Closing. [Glen Cove only]

                      (y) A termination of any management agreements for the applicable Property (or Ground Lease).

                      (z) All other documents such Seller is reasonably required to deliver to effectuate the transactions contemplated by this Agreement.

         Section 11. Documents to be Delivered by Purchaser at Closing

                  11.1 At the Closing, Purchaser shall execute, acknowledge and/or deliver, as applicable, the following to Seller:

                      (a) The cash portion of the Purchase Price payable at the Closing pursuant to Section 2(b), subject to apportionments, credits and adjustments as provided in this Agreement.

                      (b) Intentionally Deleted.

                      (c) The sales tax returns, if required, together with a good, unendorsed certified or official bank check drawn on or by a Clearing House Bank payable to the order of the appropriate collection officer in the amount of the sales tax due thereon.

                      (d) Signed Settlement Statements.

                      (e) If Purchaser is a partnership, copies of Purchaser's partnership certificate and, if required by Law, any lender, or Purchaser's partnership agreement, copies of partnership resolutions and/or consents of the partners authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by a general partner of Purchaser.

                      (f) The Assignment Agreements.

                      (g) The transfer tax returns, if any.

                      (h) The Ground Lease Assignment.

                      (i) Subject to the limitations set forth in Section 18, any documents reasonably required by the Mortgagees in connection with the assumptions referenced in Section 18.2 or by Prudential in connection with the assignments referenced in Section 18.3.

                      (j) A certificate updating all of Purchaser's representations as of the Closing Date, as required by Section 7.2(b).

                      (k) The consents of Kimco Realty Corporation and The New York Common Fund.

                      (l) All other documents such Purchaser is reasonably required to deliver to effectuate the transactions contemplated by this Agreement.

         Section 12. Operation of the Group A Portfolio Prior to the Closing
Date.

                  12.1 (a) (i) Between the date hereof and the Closing Date, (A) Seller shall not enter into, renew, modify, terminate or otherwise amend any Lease or other document affecting any Property (or the Ground Lease) without Purchaser's prior consent in each instance, which consent shall not be unreasonably withheld or delayed, and shall be given or denied, with the reasons for any such denial, within the applicable period specified in Section 12.1(a)(iv); (B) Seller shall not enter into any property operating maintenance or service or other contracts requiring more than thirty (30) days notice to terminate, (C) Seller shall not apply any Security Deposits without Purchaser's prior written consent, and (D) Seller shall continue to maintain and repair each Property (and the Ground Lease) as in its normal course of business.

                           (ii) If, following Purchaser's consent, Seller enters
into any new Leases, or if there is any modification, expansion, extension or renewal of any existing Leases (not provided for therein)(each, a "New Lease"), Seller shall keep accurate records of all bona fide, third party expenses (collectively, "New Lease Expenses") incurred in connection with each New Lease, including, without limitation, the following: (A) brokerage commissions and fees relating to such leasing transaction, (B) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (C) the cost of removal and/or abatement of asbestos or other hazardous or toxic substances located in the demised space, (D) reimbursements to the tenant for the cost of any of the items described in the preceding clauses (B) and (C), (E) in the event that

Purchaser declines to have its counsel draft the documents relating thereto, Seller's reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (F) Rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such Rent concessions, and (G) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the applicable Property).

                           (iii) The New Lease Expenses for each New Lease
allocable to and payable by Seller shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such New Lease commencing on the rent commencement date of such New Lease (the "Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such New Lease, and the remaining balance of the New Lease Expenses for each New Lease shall be allocable to and payable by Purchaser. At the Closing, Purchaser shall reimburse Seller for all New Lease Expenses theretofore paid by Seller, if any, in excess of the portion of the New Lease Expenses allocated to Seller pursuant to the provisions of the preceding sentence. The provisions of this Section 12.1(a)(iii) shall survive the Closing.

                           (iv) With respect to any proposed action by Seller to
be submitted to Purchaser for its consent pursuant to Section 12.1 (a)(i), Purchaser shall consent or deny its consent, with the reasons for any such denial, within the following five (5) business days. If notice of any denied consent is not received, Purchaser's consent shall be deemed to have been granted.

                      (b) Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right, but is not obligated, to institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder prior to the Closing Date. Seller makes no representations and assumes no responsibility with respect to the continued occupancy of the Group A Portfolio or any part thereof by any tenant. The removal of a tenant prior to the Closing Date, whether by summary proceedings (or any written agreement accepting surrender or termination of the Lease subsequent to the commencement of such summary proceedings) or unilateral act of such tenant, shall not give rise to any claim on the part of Purchaser. Further, Purchaser agrees that it shall not be grounds for Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease on the Closing Date and Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

                      (c) Between the date hereof and the Closing Date, Seller shall not renew, modify, terminate or otherwise amend any REA, Property Note, or Mortgage or other related document affecting any Property (or the Ground Lease), or enter into any proposed service contracts, REAs, promissory notes or mortgages, without Purchaser's consent, which consent shall not be unreasonably withheld or delayed, and shall be given or denied, with the reasons for any such denial, within the applicable period specified in Section 12.1(a)(iv); provided, however, that Purchaser's consent shall not be required to the aforestated actions if such REA or other document may be terminated at any time on not more than thirty (30) days' prior notice by Seller, or its successor, without the payment of a penalty.

                      (d) Subject to the provisions of the applicable Lease, with respect to the tax year in which the Closing occurs, and all prior tax years, Seller is hereby authorized to commence, continue and control the progress of, and to make all decisions with respect to, any proceeding or proceedings, whether or not now pending, for the reduction of the assessed valuation of any Property, and, in its sole discretion, to try or settle the same. All net tax refunds and credits (including net of any refunds due Tenants) attributable to any tax year prior to the tax year in which the Closing occurs shall belong to and be the property of Seller. All net tax refunds and credits (including net of any refunds due Tenants) attributable to any tax year subsequent to the tax year in which the Closing occurs shall belong to and be the property of Purchaser. All net tax refunds and credits attributable to the tax year in which the Closing occurs shall be divided between Seller and Purchaser in accordance with the apportionment of taxes pursuant to the provisions of this Agreement, after deducting therefrom a pro rata share of all expenses, including, without limitation, counsel fees and disbursements and consultant's fees, incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement. Purchaser agrees to reasonably cooperate with Seller in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, upon demand, of any relevant books and records, including receipted tax bills and canceled checks used in payment of such taxes, the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such refund by Seller. Notwithstanding anything herein to the contrary, (i) Seller shall not take any action that would compromise or settle the tax year in which the Closing occurs without Purchaser's prior written consent, which shall not be unreasonably withheld or delayed; and (ii) Seller shall not take any action that would compromise or settle any tax year subsequent to the tax year in which the Closing occurs without Purchaser's prior written consent, which may be withheld in Purchaser's sole discretion. The provisions of this Section 12.1(d) shall survive the Closing. In the event that Seller takes any action that would compromise or settle any tax year prior to the tax year in which the Closing occurs (as permitted above), Seller shall bear the entire cost and expense thereof. In the event Seller takes any action that would compromise or settle the tax year in which the Closing occurs (as permitted above), Seller and Purchaser shall share proportionately (as set forth above) in the cost and expense thereof. In the event that Seller takes any action that would compromise or settle any tax year subsequent to the tax year in which the Closing occurs (as permitted above), Purchaser shall bear the entire cost and expense thereof.

                  12.2 Notwithstanding Seller's obligations under Section 12.1(a)(i)(D), the parties hereby acknowledge and agree that Seller shall not undertake any improvements in connection with certain currently vacant premises at the Glen Cove Property (constituting approximately 5,300 square feet) and, in return, Seller shall credit Purchaser at the Closing with an amount equal to $40,000.00, which sum represents the parties' estimate of the Purchaser's cost to complete such improvements, and shall constitute the maximum amount of Seller's obligation to Purchaser therefor.

         Section 13. As Is

                  13.1 Purchaser expressly acknowledges and agrees, subject to any relevant provisions of this Agreement, to accept title to the Group A Portfolio on an "as-is-where-is and with all faults" basis.

                  13.2 This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Purchaser acknowledges that neither Sellers nor any of Seller's Affiliates, nor any of their agents or representatives, has made any representations or held out any inducements to Purchaser, and Sellers hereby specifically disclaim any representation, oral or written, past, present or future, other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, Purchaser has not relied on any representations or warranties, and neither Sellers nor any of Sellers' Affiliates, nor any of their agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to (a) the status of title to the Group A Portfolio; (b) the Leases; (c) the Licenses;
(d) the current or future real estate tax liability, assessment or valuation of the Group A Portfolio; (e) the potential qualification of the Group A Portfolio for any and all benefits conferred by any Laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (f) the compliance of the Group A Portfolio in its current or any future state with applicable Laws or any violations thereof; including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Group A Portfolio's non-compliance, if any, with zoning Laws; (g) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (h) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Group A Portfolio from any source, including, without limitation, any government authority or any lender;
(i) the current or future use of the Group A Portfolio; (j) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of the Buildings, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (k) the viability, financial condition or continued occupancy of any Tenant; (l) the status of the leasing market in which any Property is located; or (m) the actual or projected income or operating expenses of the Group A Portfolio.

                  13.3 Purchaser acknowledges that Seller has afforded and will continue to afford Purchaser the opportunity for full and complete investigations, examinations and inspections of the Group A Portfolio and all Property Information. Purchaser acknowledges and agrees that (a) the Property Information delivered or made available to Purchaser and Purchaser's Representatives by Seller or Seller's Affiliates, or any of their agents or representatives may have been prepared by third parties and may not be the work product of Seller and/or any of Seller's

Affiliates; (b) neither Seller nor any of Seller's Affiliates has made any independent investigation or verification of, or has any knowledge of, the accuracy or completeness of, the Property Information; (c) the Property Information delivered or made available to Purchaser and Purchaser's Representatives is furnished to each of them at the request, and for the convenience of, Purchaser; (d) Purchaser is relying solely on its own Investigations (as defined below), examinations and inspections of the Group A Portfolio and those of Purchaser's Representatives and is not relying in any way on the Property Information furnished by Seller or any of Seller's Affiliates, or any of their agents or representatives; (e) Seller expressly disclaims any representations or warranties with respect to the accuracy or completeness of the Property Information and Purchaser releases Seller and Seller's Affiliates, and their agents and representatives, from any and all liability with respect thereto; and (f) any further distribution of the Property Information is subject to Section 23.

                  13.4 (a) Except as expressly set forth herein or in any closing document, Purchaser or anyone claiming by, through or under Purchaser, hereby fully and irrevocably releases Seller and Seller's Affiliates, and their agents and representatives, from any and all claims that it may now have or hereafter acquire against Seller or Seller's Affiliates, or their agents or representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Group A Portfolio, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Group A Portfolio, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement. Purchaser further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Purchaser agrees that in the event of any such construction defects, errors or omissions, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions affecting the Group A Portfolio, Purchaser shall look solely to Seller's predecessors in interest or to such contractors and consultants as may have contracted for work in connection with the Group A Portfolio for any redress or relief, except for claims against Seller based upon any obligations and liabilities of Seller expressly provided in this Agreement. Purchaser further understands that some of Seller's predecessors in interest or such contractors and consultants may have filed petitions under the bankruptcy code and Purchaser may have no remedy against such predecessors, contractors or consultants.

                      (b) Notwithstanding anything to the contrary contained in
Section 13.4(a), Seller hereby agrees to cooperate in good faith with Purchaser (at Purchaser's sole cost and expense) in the event that Purchaser cannot, without the cooperation of Seller, maintain an action against a third party for any matter from which Seller has been released; provided, however, that in no event shall such cooperation permit Purchaser to recover against Seller or Seller's Affiliates for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Group A Portfolio, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Group A Portfolio or otherwise as provided in Section 13 herein.

                  13.5 Purchaser acknowledges that, as of the expiration of the Inspection Period, it shall have (a) undertaken its Investigations, (b) inspected, become thoroughly acquainted with and accepted the condition of the Group A Portfolio; and (c) reviewed, to the extent necessary in its discretion, all the Property Information. Except as expressly provided herein, Seller shall not be liable or bound in any manner by any oral or written "setups" or information pertaining to the Group A Portfolio or the Rent furnished by Seller, Seller's Affiliates, their agents or representatives, any real estate broker, including, without limitation, the Broker, or other person.

                  13.6 The provisions of this Section 13 shall survive the termination of this Agreement and the Closing.

         Section 14.  Broker

                  14.1 Purchaser and Sellers represent and warrant to the other that it or they, as the case may be, have not dealt with any broker in connection with the Group A Portfolio and the transactions described herein other than CIBC World Markets Corp. and Prudential Securities Incorporated, who shall be paid pursuant to separate agreements with Purchaser and Seller, respectively. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party.

                  14.2 The obligations and representations and warranties contained in this Section 14 shall survive the termination of this Agreement and the Closing.

         Section 15. Casualty; Condemnation

                  15.1 Damage or Destruction If a "material" part (as hereinafter defined) of any Property (or the Yonkers Property) is damaged or destroyed by fire or other casualty, Seller shall notify Purchaser of such fact and, except as hereinafter provided, Purchaser shall have the option to exclude such Property (or Ground Lease) from the Group A Portfolio upon notice to Seller given not later than ten (10) days after receipt of Seller's notice. In the event a Property (or Ground Lease) is excluded as aforesaid, such excluded Property (or Ground Lease) shall not be subject to the provisions of Section 9 hereof, and (a) the Purchase Price shall be reduced by the allocation for such Property (or Ground Lease) in Section 2.1(b), (b) the portion of the Downpayment allocable to such Property (or Ground Lease) shall be reallocated equally among the remaining portion of the Group A Portfolio, (c) the balance of the Group A Portfolio shall be otherwise unaffected, and (d) Seller shall be free to sell such Excluded Property to any third party, without any claim by or liability to Purchaser. If (x) Purchaser does not elect to exclude such Property (or Ground Lease), or (y) there is damage to or destruction of an "immaterial" part ("immaterial" is herein deemed to be any damage or destruction which is not "material", as such term is hereinafter defined) of any Property (or the Yonkers Property), Purchaser shall close title as provided in this Agreement and, at the Closing, Seller shall, unless Seller has repaired such damage or destruction prior to the Closing, (A) pay over to Purchaser the proceeds of any insurance collected by Seller less the amount of all costs incurred by Seller in connection with the repair of such damage or destruction, (B) credit Purchaser at Closing with the amount of any deductible under the policy for the applicable Property (or Yonkers Property), and (C) assign and transfer to Purchaser all right, title and interest of Seller in and to any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction. A "material" part of a Property (or Yonkers Property) shall be deemed to have been damaged or destroyed if the cost of repair or replacement, as reasonably estimated by Seller, shall exceed the greater of (a) two percent (2%) of the Purchase Price of such Property (or Ground Lease) set forth in Section 2.1(b); or (b) $250,000.00.

                  15.2 Condemnation If, prior to the Closing Date, all or any "significant" portion (as hereinafter defined) of a Property (or Yonkers Property) is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Seller shall notify Purchaser of such fact and the Purchaser shall have the option to exclude such Property (or Ground Lease) from the Group A Portfolio upon notice to the Seller given not later than ten (10) days after receipt of the Seller's notice. In the event a Property (or Ground Lease) is excluded as aforesaid, such excluded Property (or Ground Lease) shall not be subject to the provisions of Section 9 hereof, and
(a) the Purchase Price shall be reduced by the allocation for such Property (or Ground Lease) in Section 2.1(b), (b) the portion of the Downpayment allocable to such Property (or Ground Lease) shall be reallocated equally among the remaining portion of the Group A Portfolio, (c) the balance of the Group A Portfolio shall be otherwise unaffected, and (d) Seller shall be free to sell such Post-Closing Property to any third party, without any claim by or liability to Purchaser. If
(a) Purchaser does not elect to exclude such Property (or Ground Lease), or (b) if an "insignificant" portion ("insignificant" is herein deemed to be any taking which is not "significant", as such term is herein defined) of the Property (or Yonkers Property) is taken by eminent domain or condemnation, at the Closing Seller shall assign and turn over, and Purchaser shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A "significant" portion of a Property (or the Yonkers Property) shall be deemed to have been taken or condemned if the taking or condemnation either (a) materially and adversely affects access between the Property (or Yonkers Property) and a public street, (b) takes or condemns any material portion of the building located on the applicable Property (or Yonkers Property), (c) materially and adversely affects the availability of parking at the applicable Property (or Yonkers Property), or (d) gives any Tenant that represents more than 10% of the rental income for the applicable Property (or Ground Lease) the right to terminate its Lease.

                  15.3 Notwithstanding anything contained in Section 15.1 and
Section 15.2 to the contrary, if the insurance, eminent domain or condemnation proceeds payable with respect to the Group A Portfolio as a result of any casualty or taking exceeds the Purchase Price allocable to such Property (or Ground Lease), Seller's obligation to pay over to Purchaser those proceeds paid to Seller prior to the Closing shall be limited to the amount of the Purchase Price allocable to such Property (or Ground Lease) and Seller shall be entitled to retain the remainder of such proceeds. To the extent that payment of all or any portion of such proceeds does not occur prior to the Closing, the parties agree that Seller shall be entitled to that portion of the proceeds in excess of the Purchase Price, which agreement shall survive the Closing.

         Section 16. Remedies

                  16.1 If, prior to the expiration of the Extended Closing Period, Purchaser has met (or is ready, willing and able to meet) all closing conditions set forth in Section 9.2, and Seller willfully refuses to close or to meet a closing condition, Purchaser shall, as its sole and exclusive remedy, subject to the provisions of Sections 9.3 and 16.3, have the right to (a) terminate this Agreement upon written notice to Seller; and (b) receive (upon such termination) the Break Up Fee (as liquidated damages and as agreed compensation for Purchaser's lost opportunity and expenses, and not as a penalty), in which event this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the provisions of Sections 14, 17, 19 and 23 hereof which shall survive (the "Surviving Obligations"), and except that Purchaser shall be entitled to a return of the Downpayment (together with all interest accrued thereon, if any) and any amounts to which the Group B Purchaser is expressly entitled under the Group B Agreement. The parties hereto agree that Seller shall not be deemed to have willfully refused to meet a closing condition or close in the event that Seller is either (w) unable, after diligent good faith efforts, to meet such closing conditions; (x) diligently proceeding in good faith to satisfy such closing condition, (y) not obligated to satisfy such closing condition hereunder or (z) not obligated to close hereunder. Except as set forth in this Section 16.1, Purchaser hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Seller's inability to perform its obligations hereunder.

                  16.2 If, prior to the expiration of the Extended Closing Period, Seller has met (or is ready, willing and able to meet) all closing conditions set forth in Section 9.1, and Purchaser willfully refuses to close or meet a closing condition, Seller shall, as its sole and exclusive remedy, have the right to (a) terminate this Agreement by notice to Purchaser; and (b) retain the Downpayment (together with all interest accrued thereon, if any) and the downpayment paid by or to be paid by (together with all interest accrued thereon, if any) the Group B Purchaser under the Group B Agreement (as defined below) as liquidated damages for all loss, damage and expenses suffered by Seller, it being agreed that Seller's damages are impossible to ascertain, following which neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations. Nothing contained herein, including without limitation the Closing, shall limit or restrict Seller's ability to pursue any rights or remedies it may have against Purchaser with respect to the Surviving Obligations. Except as set forth in this Section
16.2 and Section 23.6, Seller hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Purchaser's default hereunder or Purchaser's failure or refusal to perform its obligations hereunder.

                  16.3 Notwithstanding anything to the contrary contained herein, in no event shall the Break Up Fee be paid more than once. Upon the occurrence of multiple defaults (or rights to terminate) under this Agreement, any of which would otherwise entitle a party to the Break Up Fee, the Break Up Fee shall not be payable in the event that it had been paid on account of another default (or termination). Notwithstanding the foregoing, nothing contained herein shall preclude the break up fee payable under the Group B Agreement from being paid in accordance with the terms of the Group B Agreement.

         Section 17. Purchaser's Access to the Properties

                  17.1 Between the date hereof and the Closing Date, provided that this Agreement has not been terminated as expressly permitted herein, Purchaser and Purchaser's Representatives shall have the right to enter upon the Properties (and, subject to the terms of the Ground Lease, the Yonkers Property) for the sole purpose of inspecting the Properties (and the Yonkers Property), and Purchaser, at its sole cost and expense, may perform, or cause to be performed, tests, investigations and studies of or related to the Properties (and, subject to the terms of the Ground Lease, the Yonkers Property), including, but not limited to, soil tests and borings, ground water tests and investigations, percolation tests, surveys, architectural, engineering, subdivision, environmental, access, financial, market analysis, development and economic feasibility studies and other tests, investigations or studies as Purchaser, in its sole discretion, determines is necessary or desirable in connection with the Group A Portfolio and may inspect the physical (including environmental) and financial condition of the Group A Portfolio, including but not limited to Leases, service contracts, copies of Seller's filings with the Securities and Exchange Commission, engineering and environmental reports, development approval agreements, permits and approvals (collectively, the "Investigations"); provided: (a) Purchaser shall give Seller not less than one
(1) day's prior notice before each entry; (b) each notice shall include sufficient information to permit Seller to review the scope of the proposed Investigations; (c) neither Purchaser nor Purchaser's Representatives shall permit any borings, drillings or samplings to be done on any of the Properties (or the Yonkers Property) without Seller's prior written consent, which shall not be unreasonably withheld or delayed; and (d) any entry upon any of the Properties (or the Yonkers Property) and all Investigations shall be during Seller's normal business hours and at the sole risk and expense of Purchaser and Purchaser's Representatives, and shall not interfere in any material respect with the activities on or about the Properties (or the Yonkers Property) of Seller, its tenants and their employees and invitees. Seller agrees to cooperate with Purchaser in such review and inspection. Purchaser shall:

                      (a) promptly repair any damage to any of the Properties (or the Yonkers Property) resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of any portion of the Properties (or the Yonkers Property) used for such Investigations so that the Properties (or the Yonkers Property) shall be in the same condition that it existed in prior to such Investigations;

                      (b) fully comply with all Laws applicable to the Investigations and all other activities undertaken in connection therewith;

                      (c) permit Seller to have a representative present during all Investigations undertaken hereunder;

                      (d) take all actions and implement all protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Properties (or the Yonkers Property) pose no threat to the safety or health of persons or the environment, and cause no damage to the Properties (or the Yonkers Property) or other property of Seller or other persons;

                      (e) furnish to Seller, upon request and at no cost or expense to Seller, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports relating to the Investigations which Purchaser shall obtain with respect to the Properties (or the Yonkers Property) promptly after Purchaser's receipt of same;

                      (f) Intentionally Deleted;

                      (g) not allow the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives to result in any liens, judgments or other encumbrances being filed or recorded against any of the Properties (or the Yonkers Property or the Ground Lease), and Purchaser shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including liens for services, labor or materials furnished); and

                      (h) indemnify Seller and Seller's Affiliates and hold Seller and Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and disbursements), suffered or incurred by Seller or any of Seller's Affiliates and arising out of or in connection with (i) Purchaser's and/or Purchaser's Representatives' entry upon any or all of the Properties (or the Yonkers Property), (ii) any Investigations or other activities conducted thereon by Purchaser or Purchaser's Representatives, (iii) any Liens or other encumbrances filed or recorded against any or all of the Properties (or the Yonkers Property or the Ground Lease) as a consequence of the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives, and/or (iv) any and all other activities undertaken by Purchaser or Purchaser's Representatives with respect to any or all of the Properties (or the Yonkers Property).

                  17.2 Until 7:00pm on May 31, 2000 (the "Inspection Period"), Purchaser may terminate this Agreement for any reason, by written notice given to Seller, prior to the expiration of the Inspection Period. In the event Purchaser terminates this Agreement during the Inspection Period, Purchaser shall be entitled to a refund of its Downpayment, this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations hereunder except for the Surviving Obligations (including without limitation, Section 17.1(h)) and as otherwise expressly provided herein. In the event Purchaser does not terminate this Agreement by the end of the Inspection Period, then Purchaser shall be deemed to have elected not to terminate this Agreement pursuant to this Section 17.2. Time shall be of the essence with respect to the expiration of the Inspection Period.

                  17.3 The provisions of this Section 17 shall survive the termination of this Agreement and the Closing.

         Section 18.  Assumption of Mortgage Debt

                  18.1 (a) The parties acknowledge that Munsey Park is encumbered with a mortgage lien in the original principal amount of $12,850,000.00, as evidenced by (i) that certain Consolidated Promissory Note (the "Munsey Note") dated as of September 17, 1997, made by TH Associates LLC and TH Associates II, as maker, in favor of State Street Bank & Trust Company, as Trustee for the Registered Holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 1997-2, as mortgagee (the "Munsey Mortgagee"), in the original principal amount of $12,850,000.00, as reduced through the date hereof (the "Munsey Debt"), (ii) that certain Agreement of Consolidation and Modification of Note and Mortgage (the "Munsey Mortgage") dated as of September 17, 1997, by and between TH Associates LLC and TH Associates II, as Mortgagors, and Munsey Mortgagee, recorded on November 5, 1997, in Liber 18226, Page 507, in the Office of the County Clerk of Nassau County, New York, and (iii) such other loan documents, instruments or agreements of even date (the "Munsey Loan Documents") executed in connection with the Munsey Note and Munsey Mortgage, all as assumed by Munsey Park pursuant to that certain [Assumption Agreement] dated ___________, and recorded on _________________ in Liber __________, Page ______, in the Office of the County
Clerk of Nassau County, New York.

                      (b) The parties acknowledge that Henry Street is encumbered with a mortgage lien in the original principal amount of $3,849,718.00, as evidenced by (i) that certain Promissory Note (the "Henry Note"; together with the Munsey Note, the "Property Notes") dated as of , made by Henry Street, as Mortgagor, and Principal Life Insurance Company, as mortgagee (the "Henry Mortgagee"; together with the Munsey Mortgagee, the "Mortgagees"), in the original principal amount of $3,849,718.00, as reduced through the date hereof (the "Henry Debt"), (ii) that certain Mortgage [Consolidation and Modification Agreement] (the "Henry Mortgage"; together with the Munsey Mortgage, the "Mortgages") of even date made by Henry Street and Henry Mortgagee, recorded _________ in Reel ______, Page ______, in the _________ County recording office, and (iii) such other loan documents, instruments or agreements of even date (the "Henry Loan Documents"; together with the Munsey Loan Documents, and all instruments securing or executed in connection with same, the "Mortgage Loan Documents") executed in connection with the Henry Note and Henry Mortgage. On or prior to the date hereof, Munsey Park and Henry Street have delivered true and complete copies of the Mortgage Loan Documents to Purchaser and Purchaser acknowledges the receipt of same.

                  18.2 (a) Promptly following the execution and delivery of this Agreement, Seller shall request that the Mortgagees consent to the assumption from and after the Closing of the Mortgages (Purchaser hereby acknowledges that the Mortgagees are under no obligation to agree) by Purchaser or Purchaser's wholly owned subsidiary. Any and all costs and expenses arising out of or relating to the assumption of the Mortgages (including, without limitation, prepayment penalties, if any, assumption fees, if any, the Mortgagees' title insurance expenses (whether for a title search, title endorsements or a new policy), the Mortgagees' attorney's fees and expenses, Mortgagees' representative's fees (for example, and not by way of limitation, fees for attending the Closing, if necessary), and recording fees and costs) shall be the sole obligation and liability of Seller. In no event shall Seller be obligated to pay for Purchaser's attorneys' fees or costs in connection with the assumption of the Mortgages. Purchaser shall cooperate diligently and in good faith to assist Seller in obtaining the Mortgagees' consents and in closing the assumptions, at no cost to Purchaser. In the event that the applicable Mortgage Documents provide for the Mortgagee to have the right to condition its consent upon (a) certain non-material modifications to the applicable Mortgage, (b) compliance with bankruptcy remoteness provisions or rating agency standards, or
(c) any conditions imposed by such Mortgagee in its sole discretion, Purchaser shall agree to any reasonable requests made by a Mortgagee that do not have a material adverse effect upon Purchaser.

                      (b) The consent from each Mortgagee (each, a "Mortgagee Consent") shall contain the following:

                      (i) the outstanding principal balance of the Property Notes, the date through which interest has been paid thereunder, the amount held by it in any escrow accounts, and that aside from said principal balance and any accrued interest thereon, there are no other outstanding or accrued amounts secured by the Mortgages;

                      (ii) confirmation that there are no Mortgage Loan Documents except as delivered to Purchaser as set forth in Section 7.1(a)(xiv)(A); and confirmation that the representations and warranties set forth in Sections 7.1(a)(xiv)(B), (C) and (D); Section 7.1(a)(xix) and Section 7.1(a)(xx) are true, accurate and correct in all material respects;

                      (iii) that Mortgagee consents to the transfer by Seller of the applicable Property to Purchaser or its designated wholly owned subsidiary, without any change in interest rate, payment schedule, or any other modification of the Mortgage Loan Documents not approved by Purchaser in its sole discretion;

                      (iv) Mortgagee's approval of Purchaser's standard form of lease (a copy of which has heretofore been furnished to Seller);

                      (v) Mortgagee's consent to the cancellation of any existing management agreement, and to the management of the applicable Property by either Purchaser, Kimco Realty Corporation or any subsidiary of Kimco Realty Corporation pursuant to Purchaser's form management agreement, which shall be substantially in the form annexed hereto as Exhibit "M";

                      (vi) Mortgagee's acknowledgement and agreement that from and after the Closing neither of the following would constitute an event of default under any Mortgage Loan Documents or otherwise result in any liability or obligation for Purchaser thereunder: (A) any bankruptcy, dissolution, insolvency, attachment, failure to file financial statements, or other event or occurrence involving either Seller (or any guarantor of Seller's obligations under the Loan Documents); or (B) any breach of any representation, warranty or undertaking under any Loan Document occurring or accruing prior to the Closing Date (unless and to the extent that same directly relates to the Property, continues after Closing, and the failure to cure same by Purchaser would constitute a continuing default under the Mortgage Loan Documents);

                      (vii) that as long as the Purchaser owns the applicable Property and insurance is provided by a blanket KIMCO policy (and as long as there exist no other defaults under the applicable Mortgage Documents), the Mortgagee would waive the requirement of an insurance escrow; and

                      (viii) that either of the following will be permitted without Mortgagee's consent and without charge:
                              (A) admission of additional limited partners to Purchaser and/or changes in the percentages among existing limited partners therein; or (B) a public offering of Kimco Income Reit, the general partner of Purchaser.

                      (c) In the event that a Mortgagee's consent containing the above provisions is not obtained prior to the expiration of the Closing Period, despite the good faith efforts of both Seller and Purchaser, then the failure to obtain such consent shall be treated as a failure of a closing condition, and the Property for which consent has not been obtained shall be treated as a Post-Closing Property, subject to the provisions of Section 9, including without limitation, the Cure Period provisions of Section 9.3(c).

                      (d) Seller shall cause each Mortgagee to deliver an update of its consent, not more than twenty (20) days prior to the Closing, confirming (or updating, as the case may be) the information set forth in Section 18.2(b)(i) and confirming that the Mortgagee has not delivered a notice of default to Seller (each, a "Mortgagee Payoff Update").

                  18.3 Additionally, the parties acknowledge that certain of the Properties are currently encumbered by that certain $100,000,000.00 Revolving Line of Credit with Prudential Securities Incorporated ("Prudential"). Purchaser shall have the right to request that Prudential cooperate in the assignment to Purchaser's lender by Prudential of additional mortgages securing said line of credit borrowings (the "Credit Mortgages"); provided, that such request or the assignment contemplated therein does not in any way adversely affect the tax planning of Sellers, any Group

B Sellers or any unit holders in Philips (as defined below). In such event, (a) the amount set forth in Section 2.1(a)(iii) hereof shall be reduced by the amount of debt actually assigned to Purchaser's lender, and (b) any and all costs and expenses arising out of or relating to the assignments of the Credit Mortgages (including, without limitation, prepayment penalties, if any, assumption fees, if any, Prudential's attorney's fees and expenses, Prudential's representative's fees (for example, and not by way of limitation, fees for attending the Closing, if necessary), Purchaser's attorneys' fees or costs, and recording fees and costs) shall be the sole obligation and liability of Purchaser. Seller shall cooperate diligently and in good faith, at Purchaser' sole cost and expense, to assist Purchaser in obtaining Prudential's consent to and in closing the assignments of the Credit Mortgages.

         Section 19.  Escrow

                  19.1 Escrow Agent shall hold the Downpayment and all interest accrued thereon, if any (collectively, the "Fund") in escrow and shall dispose of the Fund only in accordance with the provisions of this Section 19.

                  19.2 Escrow Agent shall deliver the Fund to Seller or Purchaser, as the case may be, as follows:

                      (a) to Seller, upon completion of the Closing; or

                      (b) to Seller, after receipt of Seller's demand in which Seller certifies that Purchaser has defaulted under this Agreement, but Escrow Agent shall not honor Seller's demand until more than ten (10) days after Escrow Agent has given a copy of Seller's demand to Purchaser in accordance with
Section 19.3(a), nor thereafter if Escrow Agent receives a Notice of Objection from Purchaser within such ten (10) day period; or

                      (c) to Purchaser, after receipt of Purchaser's demand in which Purchaser certifies either that (i) Seller has defaulted under this Agreement, or (ii) this Agreement has been otherwise terminated or canceled, and Purchaser is thereby entitled to receive the Fund; but Escrow Agent shall not honor Purchaser's demand until more than ten (10) days after Escrow Agent has given a copy of Purchaser's demand to Seller in accordance with Section 19.3(a), nor thereafter if Escrow Agent receives a Notice of Objection from Seller within such ten (10) day period. Notwithstanding the foregoing, if Purchaser terminates this Agreement prior to the expiration of the Inspection Period, Escrow Agent shall, immediately upon receipt of Purchaser's demand, deliver the Fund to Purchaser.

Upon delivery of the Fund, Escrow Agent shall be relieved of all liability hereunder and with respect to the Fund. Escrow Agent shall deliver the Fund, at the election of the party entitled to receive the same, by a bank wire transfer of immediately available funds to an account designated by such party.

                  19.3 (a) Upon receipt of a written demand from Seller or Purchaser under Section 19.2(b) or (c), except in the event of a demand which states that Purchaser has terminated the Agreement prior to the expiration of the Inspection Period, Escrow Agent shall send a copy of such demand to the other party. Within ten (10) days after the date of receiving same, but not thereafter, the other party may object to delivery of the Fund to the party making such demand by giving a notice of objection (a "Notice of Objection") to Escrow Agent. After receiving a Notice of Objection, Escrow Agent shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, Escrow Agent may elect either (i) to continue to hold the Fund until Escrow Agent receives a written agreement of Purchaser and Seller directing the disbursement of the Fund, in which event Escrow Agent shall disburse the Fund in accordance with such agreement; and/or (ii) to take any and all actions as Escrow Agent deems necessary or desirable, in its sole and absolute discretion, to discharge and terminate its duties under this Agreement (other than paying the Fund to one of the parties), including, without limitation, depositing the Fund into any court of competent jurisdiction and bringing any action of interpleader or any other proceeding; and/or (iii) in the event of any litigation between Seller and Purchaser, to deposit the Fund with the clerk of the court in which such litigation is pending.

                      (b) If Escrow Agent is uncertain for any reason whatsoever as to its duties or rights hereunder (and whether or not Escrow Agent has received any written demand under Section 19.2(b) or (c), or Notice of Objection under Section 19.3(a)), notwithstanding anything to the contrary herein, Escrow Agent may hold and apply the Fund pursuant to Section 19.3(a)(i), (ii) or (iii) and may decline to take any other action whatsoever. In the event the Fund is deposited in a court by Escrow Agent pursuant to Section 19.3(a)(ii) or (iii), Escrow Agent shall be entitled to rely upon the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Fund, Purchaser and Seller shall pay the reasonable attorney's fees and costs incurred by Escrow Agent (which said parties shall share equally, but for which said parties shall be jointly and severally liable) for any litigation in which Escrow Agent is named as, or becomes, a party.

                  19.4 Notwithstanding anything to the contrary in this Agreement, within one (1) business day after the date of this Agreement, Escrow Agent shall place the Downpayment in an Approved Investment. The interest, if any, which accrues on such Approved Investment shall be deemed part of the Fund; and Escrow Agent shall dispose of such interest as and with the Fund pursuant to this Agreement. Escrow Agent may not commingle the Fund with any other funds held by Escrow Agent. Escrow Agent may convert the Fund from the Approved Investment into a non-interest-bearing demand account at an Approved Institution as follows:

                      (a) at any time within three (3) days prior to the Closing Date; or

                      (b) if the Closing Date is accelerated or extended, at any time within three (3) days prior to the accelerated or extended Closing Date; provided, however, that Seller and Purchaser shall give Escrow Agent timely notice of any such acceleration or extension and that Escrow Agent may hold the Fund in a non-interest-bearing deposit account if Seller and Purchaser do not give Escrow Agent timely notice of any such adjournment.

                  19.5 As used herein, the term "Approved Investment" means (a) any interest-bearing demand account or money market fund in [Citibank, N.A.] located in the City of New

York or in any other institution otherwise approved by both Seller and Purchaser (collectively, an "Approved Institution"), or (b) any other investment approved by both Seller and Purchaser. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases, reinvestment of any matured investment and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor. Discounts earned shall be deemed interest for the purpose hereof.

                  19.6 Escrow Agent shall have no duties or responsibilities except those set forth herein, which the parties hereto agree are ministerial in nature. Seller and Purchaser acknowledge that Escrow Agent is serving without compensation, solely as an accommodation to the parties hereto, and except for Escrow Agent's own willful default, misconduct or gross negligence, Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Agent. Seller and Purchaser jointly and severally agree to and do hereby indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability, and expense (including reasonable attorney's fees and disbursements whether paid to retained attorneys or representing the fair value of legal services rendered to itself) which may be incurred by reason of its acting as Escrow Agent provided the same is not the result of Escrow Agent's willful default, misconduct or gross negligence. Escrow Agent may charge against the Fund any amounts owed to it under the foregoing indemnity or may withhold the delivery of the Fund as security for any unliquidated claim, or both.

                  19.7 Any Notice of Objection, demand or other notice or communication which may or must be sent, given or made under this Agreement to or by Escrow Agent shall be sent in accordance with the provisions of Section 22.

                  19.8 Simultaneously with their execution and delivery of this Agreement, Purchaser and Seller shall furnish Escrow Agent with their true Federal Taxpayer Identification Numbers so that Escrow Agent may file appropriate income tax information returns with respect to any interest in the Fund or other income from the Approved Investment. The party ultimately entitled to any accrued interest in the Fund shall be the party responsible for the payment of any tax due thereon.

                  19.9 Seller and Purchaser waive any claim of conflict of interest by reason of Escrow Agent's actions in that capacity under this Agreement. Purchaser hereby acknowledges that Escrow Agent is the attorney for the Seller, and agrees that Escrow Agent may represent Seller in connection with any and all matters, including without limitation, the transaction contemplated by this Agreement and any litigation, including any action arising out of this Agreement; provided that in no event shall Purchaser be responsible for payment of any fees incidental to any such representation.

                  19.10 Any amendment of this Agreement which could alter or otherwise affect Escrow Agent's obligations hereunder will not be effective against or binding upon Escrow Agent without Escrow Agent's prior consent, which consent may be withheld in Escrow Agent's sole and absolute discretion.

                  19.11 The provisions of this Section 19 shall survive the termination of this Agreement and the Closing.

         Section 20. Assignment

                  20.1 Purchaser shall not assign all or any portion of its rights under this Agreement to any person or entity without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion. Any assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be null and void. Notwithstanding the foregoing, provided that it does not delay the Closing, Purchaser shall have the right, upon delivery of written notice to Seller, not less than three (3) business days prior to the Closing (or earlier if required by any Mortgagee), to assign all or any portion of its rights under this Agreement (including the right to designate a separate entity to take title to each Property) to an affiliate of Purchaser or an affiliate of Kimco Realty Corporation provided that such assignee shall, in writing, agree to assume Purchaser's obligations hereunder with respect to the applicable Property (or Ground Lease). For the purposes of this section, (a) an affiliate shall be any entity which directly controls, is controlled directly by, or is under direct common control with Purchaser or Kimco Realty Corporation; and (b) control means the possession of the exclusive right or power to direct or cause the direction of the management, business and policies of an entity, whether by contract or otherwise.

         Section 21. Access to Records

                  21.1 For a period of five (5) years subsequent to the Closing Date, Seller, Seller's Affiliates and their employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to Purchaser by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Purchaser, and shall have the right, at its sole cost and expense, to make copies of such documents, books and records.

                  21.2 Following Closing, Seller shall, upon request, give Purchaser access to Seller's books and records with respect to the operation of each Property (and Ground Lease) for the calendar year in which Closing occurs and for the previous calendar year for purposes of verifying collections and remittances and the preparation by Purchaser of financial statements and reports with respect to such Property (and Ground Lease). Such books and records shall be made available to Purchaser at reasonable times and upon reasonable advance notice to Seller and without any expense to Seller or charge to Purchaser. This
Section 21.2 shall survive the Closing.

         Section 22. Notices

                  22.1 All notices, elections, consents, approvals, demands, objections, requests or other communications which Seller, Purchaser or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and shall be sent (a) by first class U.S. certified or registered mail, return receipt requested, with postage prepaid; (b) by depositing the same into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Airborne Express, Emery or Purolator for next day delivery; (c) by same-day hand delivery with proof of service endorsed thereon; or (d) by telecopier, provided it is also delivered by express mail or courier (for next business day delivery). All such notices, elections, consents, approvals, demands, objections, requests or other communications sent in compliance with the provisions hereof shall be deemed given and received on (i) the second business day following the date it is deposited in the U.S. mail, (ii) the date it is delivered to the other party if sent by U.S. Express Mail, overnight delivery or hand delivery or (iii) the date it is delivered to the other party if sent by telecopier provided it is confirmed by express mail or courier (for next business day delivery). From time to time either party may designate another address or addresses for all purposes of this Agreement by a notice given to all other parties in accordance with the provisions hereof. For purposes of this Section 22.1, the addresses of the parties shall be as follows:

If to Seller:

         c/o Philips International Realty Corp.
         417 Fifth Avenue, Third Floor
         New York, New York 10016
         Attention:  Mr. Louis J. Petra
         Fax:  (212) 545-1355

with a copy to:

         Pryor Cashman Sherman & Flynn LLP
         410 Park Avenue, 10th Floor
         New York, New York 10022
         Attention: Jonathan A. Bernstein, Esq.
         Fax:  (212) 326-0806

If to Purchaser:

         Kimco Income Operating Partnership, L.P.
         3333 New Hyde Park Road, Suite 100
         New Hyde Park, New York 11042-0020
         Attention: Milton Cooper
         Fax:  (516) 869-7117

with a copy to:

         Kimco Realty Corporation
         3333 New Hyde Park Road, Suite 100
         New Hyde Park, New York 11042-0020
         Attention: Bruce Kauderer, Esq.
         Fax:  (516) 869-7256

If to Escrow Agent:

         Pryor Cashman Sherman & Flynn LLP
         410 Park Avenue, 10th Floor
         New York, New York 10022
         Attention: Stephen G. Epstein, Esq.
         Fax:  (212) 326-0806

                  22.2 Seller, Purchaser or Escrow Agent may designate another addressee or change its address for notices and other communications hereunder by a notice given to the other parties in the manner provided in this Section 22.

                  22.3 Notices and other communications given by, respectively, Seller or Purchaser shall be deemed given by, respectively, Seller or Purchaser.

         Section 23. Property Information and Confidentiality

                  23.1 Purchaser agrees that, prior to the Closing, all Property Information (as defined below) shall be kept strictly confidential and shall not, without the prior consent of Seller, be disclosed by Purchaser or Purchaser's Representatives, in any manner whatsoever, in whole or in part, and will not be used by Purchaser or Purchaser's Representatives, directly or indirectly, for any purpose other than evaluating the Group A Portfolio. Moreover, Purchaser agrees that, prior to the Closing, the Property Information will be transmitted only to prospective tenants for the Group A Portfolio and/or Purchaser's Representatives, in each case, (i) who need to know the Property Information for the purpose of evaluating the Group A Portfolio, and who are informed by the Purchaser of the confidential nature of the Property Information and (ii) who agree to be bound by the terms of this Section 23 and Section 13.3 (each, a "Permitted Recipient"). The provisions of this Section 23.1 shall in no event apply to Property Information (a) which is a matter of public record; (b) which became available to Purchaser on a non-confidential basis from a source other than Seller or its representatives, which source was, in turn, not subject to confidentiality restrictions; or (c) which, if not disclosed by Purchaser, would prevent Purchaser from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

                  23.2 Purchaser and Seller, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 23.1, with any of its or its partners' attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

                  23.3 Purchaser shall indemnify and hold Seller and Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by Seller or any of Seller's Affiliates and arising out of or in connection with a breach by Purchaser or Purchaser's Representatives of the provisions of this Section 23.

                  23.4 In the event this Agreement is terminated, Purchaser and Purchaser's Representatives shall, promptly upon receipt of written request, deliver to Seller all originals and copies of the Property Information referred to in clause (a) of Section 23.5 in the possession of Purchaser and Purchaser's Representatives.

                  23.5 As used in this Agreement, the term "Property Information" shall mean (a) all information and documents in any way relating to the Group A Portfolio, the operation thereof or the sale thereof (including, without limitation, loan documents relating to the Note and the Mortgage, Leases, service contracts and Licenses) furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including attorneys, accountants, contractors, consultants, engineers and financial advisors or its partners (collectively, "Purchaser's Representatives"), by Seller or any of Seller's Affiliates, or their agents or representatives, including their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (b) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser's Representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (a), or the Investigations, or otherwise reflecting their review or investigation of the Group A Portfolio.

                  23.6 In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief; including injunctive relief or specific performance, against Purchaser or Purchaser's Representatives in order to enforce the provisions of this Section 23.

                  23.7 The provisions of this Section 23 shall survive the termination of this Agreement.

         Section 24. Miscellaneous

                  24.1 No Oral Modifications. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

                  24.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, executors, administrators, successors and permitted assigns.

                  24.3 Integration; Construction. All prior statements, understandings, representations and agreements between the parties, oral or written, are superseded by and merged in this Agreement, which alone fully and completely expresses the agreement between them in connection with this transaction and which is entered into after full investigation, neither party relying upon any statement, understanding, representation or agreement made by the other not embodied in this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto, and without regard to or aid of canons requiring construction against Seller or the party drafting this Agreement.

                  24.4 Merger. Except as otherwise expressly provided herein (or as the context hereof may reasonably require), Purchaser's acceptance of the Deed and execution and delivery of the Ground Lease Assignment shall be deemed a discharge of all of the obligations of Seller hereunder (except those which are to be performed following Closing) and all of Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

                  24.5 Limitation of Liability; Seller's Affiliates. (a) Notwithstanding any language to the contrary contained herein (whether or not any provision contained herein is expressly stated to be subject to this Section 24.5), (i) Purchaser shall not have a right to bring a post-Closing claim against Seller by virtue of a breach of any of Seller's obligations hereunder (including without limitation, Sections 3.6 and 7, a default under the Group B Agreement, breach of any representations, warranties or covenants under this Agreement or any Closing Document, any indemnification obligation and/or otherwise under this Agreement or any Closing Document) unless (A) such claim is brought on or prior to December 31, 2000 (time being of the essence); (B) Seller has received written notice of such breach (together with a description of the nature of such breach) prior to the earlier to occur of (x) December 31, 2000, or (y) ten (10) days after the date that Purchaser first knows about such breach, and Seller has had a reasonable opportunity to cure same; and (C) the aggregate damages to Purchaser resulting from all such breaches, in the aggregate across the Group A Portfolio and across the Group B Agreement (and Portfolio), are reasonably expected to exceed $100,000.00; and (ii) Sellers' maximum post-Closing liability for such breaches, in the aggregate across the Group A Portfolio and under the Group B Agreement, shall in no event exceed a maximum amount of $2,500,000.00. Additionally, Purchaser agrees to first seek recovery against any applicable insurance policies and/or Leases prior to seeking recovery against Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied out of same; provided that, if Seller receives written notice from Purchaser that Purchaser has commenced a claim under any applicable insurance policies and/or Leases, the time period within which Purchaser must bring a post-Closing claim against Seller shall be tolled during the pendency of such claim. The provisions of this Section 24.5 shall survive the Closing and the execution and delivery of the Deed (or Ground Lease Assignment). Therefore, the Sellers total liability to Purchaser shall equal the amount up to $2,500,000.00 and in excess of $100,000.00.

                      (b) To the extent there is a failure of a Closing condition and Purchaser waives such closing conditions and closes on the affected Property (or Ground Lease), Purchaser hereby expressly waives, relinquishes and releases all other rights on remedies available to it at law, in equity or otherwise (including, without limitation, the right of such damages from Seller) as a result of the Seller failing to comply with the closing condition. Notwithstanding the foregoing, Seller shall continue to be obligated to promptly remit to Purchaser any condemnation or casualty proceeds actually received by Seller post-Closing.

                      (c) Notwithstanding anything in this Agreement to the contrary, Purchaser agrees that it does not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller (collectively, "Seller's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Purchaser agrees to look solely to Seller and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 24.5, Purchaser hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably releases and discharges Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Purchaser against Seller's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this
Section 24.5 shall survive the termination of this Agreement and the Closing.

                  24.6 Attachments. Each of the Exhibits and Schedules referred to herein and attached hereto is an integral part of this Agreement and is hereby incorporated in this Agreement by this reference.

                  24.7 No Waiver. No failure or delay of either party in the exercise of any right or remedy given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right or remedy has expired) shall constitute a waiver of any other or further right or remedy nor shall any single or partial exercise of any right or remedy preclude other or further exercise thereof or any other right or remedy. No waiver by either party of any breach hereunder or failure or refusal by the other party to comply with its obligations shall be deemed a waiver of any other or subsequent breach, failure or refusal to so comply.

                  24.8 No Memorandum. Neither this Agreement nor any memorandum thereof shall be recorded and any attempted recordation hereof shall be void and shall constitute a default.

                  24.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

                  24.10 Captions. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

                  24.11 Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of laws.

                  24.12 Dates. If the last day of the period prescribed herein for the giving of any notice, election, consent, approval, demand, objection or request or the submission of any documents by any party hereunder shall fall on a Saturday, Sunday or any day observed as a public holiday by the federal government or the state in which any of the Properties is situated, then such period shall be deemed to be extended to the immediately following day which is not a Saturday, Sunday or such public holiday. The term "business day" as used in this Agreement shall mean any day other than Saturday, Sunday or any day observed as a public holiday by the federal government or the state in which such Property is situated.

                  24.13 General. Unless otherwise specified herein, (a) references to persons or parties include their permitted successors and assigns;
(b) references to modifications or amendments shall in all events mean modifications and amendments; (c) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (d) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto entered into from time to time after the date hereof to satisfy the requirements of this Agreement or otherwise with Seller's prior written consent;
(e) references to a mortgage shall be deemed to mean or include a deed of trust, depending on the jurisdiction in which the applicable Property is located; (f) the words "include" or "including", and words of similar import, shall be deemed to be followed by the words "but not limited to" or "without limitation"; (g) the words "hereto", "herein", "hereof' and "hereunder", and words of similar import, refer to this Agreement in its entirety; and (h) unless otherwise specified herein, all references to Sections are to Sections of this Agreement. Terms defined herein may be used in the singular or the plural; when used in the singular and preceded by "a", "an" or "any", such term shall be taken to indicated one or more members of the relevant class; and when used in the plural, such term shall be taken to indicate all members of the relevant class.

                  24.14 Severability. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable. Notwithstanding the foregoing sentence, if (a) any provision of this Agreement is finally determined by a court of competent jurisdiction to be unenforceable or invalid in whole or in part, (b) the opportunity for all appeals of such determination have expired, and (c) such unenforceability or invalidity alters the substance of this Agreement (taken as a whole) so as to deny either party, in a material way, the realization of the intended benefit of its bargain, such party may terminate this Agreement within thirty (30) days after the final determination by notice to the other. If such party so elects to terminate this Agreement, then this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Purchaser shall be entitled to a return of the Downpayment (together with all interest accrued thereon, if any).

                  24.15 WAIVER OF JURY TRIAL. SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                  24.16 Further Assurances. Seller and Purchaser each agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby.

         Section 25. Group B Properties.

                  25.1 (a) Seller and Purchaser acknowledge that the parties hereto are negotiating the sale and purchase of certain additional properties (the "Group B Properties") set forth on Schedule 25.1 hereto, pursuant to a separate agreement (the "Group B Agreement") among the "Group B Seller" and the "Group B Purchaser." Purchaser acknowledges that its acquisition of the Group B Properties by the Group B Purchaser constitutes an integral part of a planned liquidation of Philips International Realty Corp. (the "REIT") and Philips International Realty, L.P. ("Philips"). Accordingly, provided that this Agreement is not terminated as expressly permitted herein prior to the expiration of the Inspection Period, Purchaser agrees (a) to reasonably cooperate and assist, at Sellers' expense, to the extent necessary in the preparation and furnishing of information required to be incorporated into the REIT's proxy statement, and (b) to proceed in good faith to acquire all the Properties (and the Ground Lease) hereunder and all of the Group B Properties, subject at all times to the terms and conditions of this Agreement and the Group B Agreement. In the event that this Agreement is terminated as expressly permitted herein, the Group B Agreement shall, without further action by the parties hereto or thereto, be automatically terminated.

                  (b) In the event that Seller fails to obtain shareholder approval for the sale of the Group B Properties to Purchaser, Purchaser shall receive, in addition to the return of its good faith deposit under the Group B Agreement (together with any interest earned thereon), the Break Up Fee, subject to Section 16.3.

                  (c) Each party hereto acknowledges and agrees that a default by such party under the Group B Agreement shall constitute a default of such party under this Agreement, and a default by such party under this Agreement shall constitute a default by such party under the Group B Agreement, in either of which events the parties shall have the rights and remedies set forth in
Section 16. Additionally, Purchaser acknowledges and agrees that a termination of the

Group B Agreement by Purchaser prior to the expiration of the due diligence period thereunder shall constitute a termination of this Agreement pursuant to
Section 17.2.

         Section 26. Legal Descriptions. It is the intention of the Sellers to convey to Purchaser all of Sellers' respective right title and interest in and to the Properties (and the Ground Lease) set forth on Schedule 1 hereto. In the event that the Title Company advises Purchaser that Seller owns more real property at any of the Properties (or the Ground Lease) set forth on Schedule 1 than what is set forth in the respective legal descriptions attached hereto as Schedules 1.1 - 1.7, Seller shall, upon receipt of appropriate evidence of same, convey any such additional real property to Purchaser by quit claim deed. Notwithstanding the foregoing, (a) in the event that any of the legal descriptions attached hereto as Schedules 1.1 - 1.7 omits real property contained in a recorded deed to Seller, Seller shall (to the extent that Seller has not, prior to the date of this Agreement, conveyed such Property (or Ground Lease) to another party) include the legal description from such recorded deed in the legal description contained in the bargain and sale deed (or Ground Lease assignment) required under Section 10.1 of the Agreement; and (b) in the event that the any of the legal descriptions attached hereto as Schedules 1.1 - 1.7 includes real property contained in a recorded deed from Seller to a party other than Purchaser, Seller shall, to the extent that such recorded deed is dated prior to the date of this Agreement, exclude the legal description in such recorded deed from the legal description contained in the bargain and sale deed (or Ground Lease assignment) required under Section 10.1 of the Agreement.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                  SELLERS:

                           MUNSEY PARK ASSOCIATES, LLC, a New York
                             limited liability company
                           BY: Munsey Park Management, LLC, its managing member

                                By:  Philips International Realty Corp., a
                                     Maryland corporation, its sole member

                                        By: /s/ Louis J. Petra
                                           -------------------------------------
                                           Name:  Louis J. Petra
                                           Title: President

                           NORTH SHORE TRIANGLE, LLC, a New York
                             limited liability company
                           BY: Philips Glen Cove LLC, its sole member

                                By:  Philips International Realty, L.P., a
                                     Delaware limited partnership, its sole
                                     member

                                        By: Philips International Realty Corp.,
                                            a Maryland corporation, its general
                                            partner

                                               By: /s/ Louis J. Petra
                                                  ------------------------------
                                                  Name:  Louis J. Petra
                                                  Title: President


                           PHILIPS YONKERS, LLC, a New York limited liability
                              company
                           BY: Philips International Realty, L.P., a Delaware limited partnership, its Managing Member

                                   By: Philips International Realty Corp., a
                                       Maryland corporation, its general partner

                                          By: /s/ Louis J. Petra
                                             -----------------------------------
                                             Name:  Louis J. Petra
                                             Title: President

                           PHILIPS HENRY, LLC, a Delaware limited liability
                              company
                           BY: Philips International Realty, L.P., a Delaware
                               limited partnership, its sole member

                                  By: Philips International Realty Corp., a
                                      Maryland corporation, its general partner

                                         By: /s/ Louis J. Petra
                                            ------------------------------------
                                            Name:  Louis J. Petra
                                            Title: President

                           PHILIPS SHOPPING CENTER FUND, L.P., a Delaware
                               limited partnership

                           BY: Philips Fund GP Corp., its general partner

                                  By: /s/ Louis J. Petra
                                     -------------------------------------------
                                     Name:  Louis J. Petra
                                     Title: President


                           PHILIPS LAKE MARY ASSOCIATES, L.P., a
                              Delaware limited partnership

                           BY: Philips Lake Mary Sub-VIII, Inc., its general
                               partner

                                  By: Philips International Realty Corp., a
                                      Maryland corporation, its sole shareholder

                                         By: /s/ Louis J. Petra
                                            ------------------------------------
                                            Name:  Louis J. Petra
                                            Title: President




                  PURCHASER:

                           KIMCO INCOME OPERATING PARTNERSHIP, L.P.,
                              a Delaware limited partnership

                           BY: Kimco Income Reit, its general partner

                                By: /s/ Bruce M. Kauderer
                                   ---------------------------------------------
                                   Name:  Bruce M. Kauderer
                                   Title: Vice President



Solely for the purpose of
agreeing to the provisions of Section 19:

Pryor Cashman Sherman & Flynn LLP, Escrow Agent


By: /s/ Blake Hornick
   ------------------------------------

   Print Name: Blake Hornick
              -------------------------

                         LIST OF SCHEDULES AND EXHIBITS
                         ------------------------------

Schedule
--------

1              Group A Portfolio
1.1            Legal Description - Munsey Park
1.2            Legal Description - Glen Cove
1.3            Legal Description - Yonkers
1.4            Legal Description - Freeport
1.5            Legal Description - Orlando
1.6            Legal Description - Key Largo
1.7            Legal Description - Lake Mary
5.1            Permitted Encumbrances
7.1(a)(i)      Intentionally Deleted
7.1(a)(iv)     Leases
7.1.(a)(v)     Intentionally Deleted
7.1(a)(viii)   Intentionally Deleted
7.1(a)(xii)    Intentionally Deleted
7.1(a)(xv)     Tax Certiorari Proceedings
10.1(d)(ii)    Intentionally Deleted
10.1(n)        Required Estoppel Certificates
25.1           Group B Portfolio

Exhibit
-------

A                                   Intentionally Deleted

B                                   Ground Lease Assignment

C                                   Lease Assignment

D                                   License and Intangible Property Assignment

E-1                                 REA Notice of Sale

E-2                                 Notice to Tenants of Sale

F-1                                 Ground Lease Estoppel

F-2                                 REA Estoppel

F-3                                 Estoppel Certificates

F-4                                 Glen Cove Estoppel

G                                   Intentionally Deleted

H                                   Intentionally Deleted

I                                   FIRPTA

J                                   Intentionally Deleted

K                                   Intentionally Deleted

L                                   Bill of Sale

M                                   Purchaser's Form of Management Agreement

                                  SCHEDULE "1"
                                  ------------

                                GROUP A PORTFOLIO
                                -----------------

         PROPERTY                            SELLER
         --------                            ------

1.       Munsey Park, NY.....................Munsey Park Associates, LLC
2.       Glen Cove, NY.......................North Shore Triangle, LLC
3.       Yonkers, NY.........................Philips Yonkers, LLC*
4.       Freeport, NY (Henry Street).........Philips Henry, LLC
5.       Orlando, FL (Tradewinds)............Philips Shopping Center Fund, L.P.
6.       Key Largo, FL (Bay Hill)............Philips Shopping Center Fund, L.P.
7.       Lake Mary, FL.......................Philips Lake Mary Associates, L.P.


--------------
* Holder of a Ground Lessee Interest (all others are fee title holders)

                                 SCHEDULE "1.1"
                                 --------------

                         LEGAL DESCRIPTION - MUNSEY PARK
                         -------------------------------

                                 [See attached.]

                                 SCHEDULE "1.2"
                                 --------------

                          LEGAL DESCRIPTION - GLEN COVE
                          -----------------------------

                                 [See attached.]

                                 SCHEDULE "1.3"
                                 --------------

                           LEGAL DESCRIPTION - YONKERS
                           ---------------------------

                                 [See attached.]

                                 SCHEDULE "1.4"
                                 --------------

                          LEGAL DESCRIPTION - FREEPORT
                          ----------------------------

                                 [See attached.]

                                 SCHEDULE "1.5"
                                 --------------

                           LEGAL DESCRIPTION - ORLANDO
                           ---------------------------

                                 [See attached.]

                                 SCHEDULE "1.6"
                                 --------------

                          LEGAL DESCRIPTION - KEY LARGO
                          -----------------------------

                                 [See attached.]

                                 SCHEDULE "1.7"
                                 --------------

                          LEGAL DESCRIPTION - LAKE MARY
                          -----------------------------

                                 [See attached.]

                                 SCHEDULE "5.1"

                             PERMITTED ENCUMBRANCES

Purchaser shall take title to each Property (and the Ground Lease) subject to:

         1. Present and future zoning laws, ordinances, resolutions, orders and regulations of all municipal, county, state or federal governments having jurisdiction over such Property (and the Yonkers Property) and the use of improvements thereon.

         2. All covenants, restrictions, easements, encumbrances and agreements of record which do not materially and adversely affect the Property (or Yonkers Property.

         3.    Beams and beam rights and party walls and party wall agreements.

         4. Such state of facts as are disclosed by those certain surveys referenced in Exhibit "A" hereto, and such state of facts as would be disclosed by a current, accurate survey of the applicable Property (and the Yonkers Property).

         5. Such state of facts as a physical inspection of the applicable Property (and the Yonkers Property) and of the appurtenances, fixtures, equipment and personal property included in this sale would disclose.

         6. The lien of any unpaid real estate taxes, water charges and sewer rents for the fiscal year(s) or other applicable period in which the Closing occurs, provided same are apportioned at the Closing in accordance with this Agreement.

         7. Subject to Section 3.8 of this Agreement, (a) the lien of all unpaid assessments encumbering each Property (and the Yonkers Property) on the date of this Agreement, and installments thereof, due and payable on or after the Closing Date, and (b) the lien of all unpaid assessments which first encumber each Property (and the Yonkers Property) subsequent to the date of this Agreement, and installments thereof, whether due and payable prior to, on or after the Closing Date.

         8. All liens and encumbrances resulting from the Investigations or any and all other activities undertaken by Purchaser or Purchaser's Representatives.

         9. Rights, if any, of any utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distributions boxes and equipment in, over, under, and/or upon each Property (and the Yonkers Property) or any portion thereof.

         10. Building codes and restrictions heretofore or hereafter adopted by any public agency.

         11. Encroachments of stoops, areas, cellar, steps, trim, cornices, retaining walls, windows, window sills, ledges, fire escapes, doors, door caps, projecting air conditioner units or equipment, hedges, railings, coping, cellar doors or fences, if any, upon any street, highway, sidewalk or adjoining premises; variations between record line and retaining walls; encroachments of adjoining premises upon the applicable Property (and the Yonkers Property).

         12. Radio antenna and television antenna violations or violations arising out of tenant air conditioners.

         13. Variations between the descriptions contained in Schedules "1.1 through 1.7" of the Agreement and the tax map description of the applicable Property (and the Yonkers Property).

         14. Right, lack of right or restricted right of any owner of any Property (and the Yonkers Property) to construct and/or maintain any vault or vaulted area in or under the sidewalks abutting the premises, any licensing statute, ordinance or regulation and the terms of any license pertaining thereto and any fees for vault space which may hereafter be assessed.

         15. Right, lack of right or restricted right of any owner of any Property (and the Yonkers Property) to construct and/or maintain fuel tanks, coal chutes, electric transformers, sidewalk elevators, gratings, manholes, hoists or excavations under, in, upon or over any street, highway, sidewalk or adjoining property.

         16.   Leases and New Leases.

         17.   Intentionally Deleted.

         18.   Property Notes, Mortgages, and Mortgage Loan Documents.

         19. The title exceptions attached hereto as Exhibit "B"; and any Schedule B-II exceptions raised by the Commitments and/or updates of such Commitments on or before the expiration of the Inspection Period, subject to the Agreement.

                              SCHEDULE "7.1(a)(iv)"
                              ---------------------

                                     LEASES
                                     ------

                              SCHEDULE "7.1(a)(xv)"
                              ---------------------

                           TAX CERTIORARI PROCEEDINGS
                           --------------------------

                               SCHEDULE "10.1(n)"
                               ------------------

                         REQUIRED ESTOPPEL CERTIFICATES
                         ------------------------------

                                 SCHEDULE "25.1"
                                 ---------------

                                GROUP B PORTFOLIO
                                -----------------

         PROPERTY                           SELLER
         --------                           ------
1.       Staten Island, New York            Philips Forest Associates, L.P.
2.       Merrick, New York                  Philips Merrick Associates, L.P.
3.       Freeport, New York                 Philips Meadowbrook Associates, L.P.
4.       Brooklyn, New York                 Philips Avenue U Associates, L.P.
5.       Branhaven, Connecticut             Philips Branhaven Associates, L.P.
6.       Enfield, Connecticut               Philips Enfield Associates, L.P.
7.       Delran, New Jersey                 Delran Shopping, L.L.C.
8.       Foxborough, Massachusetts          Foxborough Shopping, L.L.C.

                                    EXHIBIT A
                                    ---------

                              INTENTIONALLY DELETED
                              ---------------------

                                    EXHIBIT B
                                    ---------

                    ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
                    -----------------------------------------

         ASSIGNMENT AND ASSUMPTION OF GROUND LEASE, dated as of _______________, 2000, between PHILIPS YONKERS, LLC, a New York limited liability company, having an office at c/o Philips International Realty, L.P., 417 Fifth Avenue, Third Floor, New York, New York 10016 ("Assignor") and _______________, a _______________, having an office at ______________________ ("Assignee").

                                   WITNESSETH
                                   ----------

         WHEREAS, pursuant to that certain ground lease dated as of June 22, 1972 (as amended, the "Ground Lease"), a true and complete copy of which is attached hereto as Exhibit "A", by and between Central Arcade Company, a _________ partnership ("Ground Lessor"), and AVR Realty Corp., a New York corporation, the predecessor-in-interest of Assignor, Assignor leased from Ground Lessor the parcel of real property located in Yonkers, New York, as more particularly described in the Ground Lease;

         WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated as of __________, 2000 (the "Group A Agreement"), by and among Assignor, as seller, certain other sellers and Assignee, as purchaser; and

         WHEREAS, pursuant to the Group A Agreement Assignor desires to assign, and Assignee desires to accept, all of Assignor's right, title and interest in and to the Ground Lease.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee the following:

         ALL OF ASSIGNOR'S right, title and interest, as ground lessee, in and to the Ground Lease, together with all of Yonkers' right, title and interest, if any, in and to the following: (a) all buildings and other improvements situated on the Yonkers Property (collectively, the "Yonkers Buildings"); (b) all easements, rights of way, reservations, privileges, appurtenances, and other estates and rights of Yonkers pertaining to the Yonkers Property and the Yonkers Buildings; (c) all right, title and interest of Yonkers in and to the Leases (as defined below), Intangible Property (as defined below), and Licenses (as defined below); (d) all right, title and interest of Yonkers in and to any transferable guaranties or warranties (to the extent transferable); (e) all right, title and interest of Yonkers in and to the REAs (as defined below); (f) all right, title and interest of Yonkers in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Yonkers Property or the Yonkers Buildings, or used in connection therewith (collectively, the "Yonkers Personal Property"); (g) all oil, gas and mineral rights of Yonkers, if any, in and to the Yonkers Property; (h) all right, title and interest of

Yonkers if any, in and to the trade names of the Yonkers Buildings; and (i) all right, title and interest of Yonkers, if any, in and to all strips and gores, all alleys adjoining the Yonkers Property, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Yonkers Property to the center line thereof and all right, title and interest of Yonkers, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Yonkers Property or the Yonkers Buildings by reason of a change of grade of any street, road or avenue.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Ground Lease.

         ASSIGNEE HEREBY ACCEPTS the foregoing assignment, and assumes and agrees to perform all of the obligations of Assignor under the Ground Lease; and

         ASSIGNEE FURTHER AGREES, subject to any and all obligations of Assignor under the Group A Agreement which expressly survive the Closing, to defend and indemnify Assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignor (collectively, "Assignor's Affiliates") against, and to hold Assignor and Assignor's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignor or any of Assignor's Affiliates in connection with or arising out of acts or omissions of Assignee or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences (unless caused by Assignor) that take place, from and after the date hereof relating to the Ground Lease.

         ASSIGNOR FURTHER AGREES, subject to any and all obligations of Assignee under the Group A Agreement which expressly survive the Closing, to defend and indemnify Assignee and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignee (collectively, "Assignee's Affiliates") against, and to hold Assignee and Assignee's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignee or any of Assignee's Affiliates in connection with or arising out of acts or omissions of Assignor or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences (unless caused by Assignee) that took place, on or prior to the date hereof relating to the Ground Lease. Notwithstanding the foregoing, Assignor's liability hereunder shall be subject at all times to the limitations on Seller's liability set forth in the Group A Agreement, including, without limitation, the provisions of Sections 7.1(c); 13; 17; and 24.5.

         Except as expressly set forth herein or in the Group A Agreement, Assignee hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Assignor or Assignor's Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Assignor and Assignor's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Assignee against Assignor or Assignor's Affiliates, in connection with or arising out of the Ground Lease.

         This Assignment and Assumption of Ground Lease is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as expressly set forth herein or in the Group A Agreement.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, this Assignment and Assumption of Ground Lease has been executed as of the date and year first above written.

                           ASSIGNOR:

                           PHILIPS YONKERS, LLC, a New York limited liability
                              company

                           BY: Philips International Realty, L.P., a Delaware
                               limited partnership, its sole member

                                   By: Philips International Realty Corp., a
                                       Maryland corporation, its general partner

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                           ASSIGNEE:


                           By:
                              ---------------------------------------
                               Name:
                               Title:

                                    EXHIBIT C
                                    ---------

                       ASSIGNMENT AND ASSUMPTION OF LEASES
                       -----------------------------------
                              AND SECURITY DEPOSITS
                              ---------------------

         ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS, dated as of _______________, 2000, between _______________, a _______________ corporation, having an office at ________________________, ("Assignor") and _______________,
a _______________ corporation, having an office at ______________________
("Assignee").

                                   WITNESSETH
                                   ----------

         WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of __________, 2000 (the "Group A Agreement"), by and among Assignor, as seller, certain other sellers and Assignee, as purchaser, Assignor has this day sold and conveyed to assignee the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee the following:

         ALL OF ASSIGNOR'S right, title and interest, if any, as landlord in and to (i) the leases, licenses and other occupancy agreements affecting the Premises and all guarantees thereof set forth on Schedule "2" annexed hereto and made a part hereof (collectively, the "Leases"), and (ii) the security deposits made under the Schedule "3" annexed hereto and made a part hereof (collectively, the "Security Deposits").

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Leases.

         ASSIGNEE HEREBY ACCEPTS the foregoing assignment, acknowledges receipt of the Security Deposits, assumes and agrees to perform all of the obligations of Assignor under the Leases, accruing (unless otherwise required by the Leases) from and after the date hereof, and agrees to hold or apply all of the Security Deposits in accordance with the terms of the Leases under which the Security Deposits were made; and

         ASSIGNEE FURTHER AGREES, subject to any and all obligations of Assignor under the Group A Agreement which expressly survive the Closing, to defend and indemnify Assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignor (collectively, "Assignor's Affiliates") against, and to hold Assignor and Assignor's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignor or any of Assignor's Affiliates in connection with or arising out of acts or omissions of Assignee or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences (unless caused by Assignor) that take place, from and after the date hereof relating to the Leases and Security Deposits.

         ASSIGNOR FURTHER AGREES, subject to any and all obligations of Assignee under the Group A Agreement which expressly survive the Closing, to defend and indemnify Assignee and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignee (collectively, "Assignee's Affiliates") against, and to hold Assignee and Assignee's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignee or any of Assignee's Affiliates in connection with or arising out of acts or omissions of Assignor or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences (unless caused by Assignee) that took place, on or prior to the date hereof relating to the Leases and Security Deposits. Notwithstanding the foregoing, Assignor's liability hereunder shall be subject at all times to the limitations on Seller's liability set forth in the Group A Agreement, including, without limitation, the provisions of Sections 7.1(c); 13; 17; and 24.5.

         Except as expressly set forth herein or in the Group A Agreement, Assignee hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Assignor or Assignor's Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Assignor and Assignor's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Assignee against Assignor or Assignor's Affiliates, in connection with or arising out of the Leases and Security Deposits.

         This Assignment and Assumption of Leases and Security Deposits is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as expressly set forth herein or in the Group A Agreement.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, this Assignment and Assumption of Leases and Security Deposits has been executed as of the date and year first above written.

                                            ASSIGNOR:


                                            -------------------------
                                            By:
                                            Name:
                                            Title:


                                            ASSIGNEE:


                                            -------------------------
                                            By:
                                            Name:
                                            Title:

                                    EXHIBIT D
                                    ---------

          ASSIGNMENT AND ASSUMPTION OF LICENSES AND INTANGIBLE PROPERTY
          -------------------------------------------------------------

         ASSIGNMENT AND ASSUMPTION OF LICENSES AND INTANGIBLE PROPERTY, dated as of _______________, 2000, between _______________, a _______________
corporation, having an office at ________________________, ("Assignor") and _______________, a _______________ corporation, having an office at
______________________ ("Assignee").

                                   WITNESSETH
                                   ----------

         WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of __________, 2000 (the "Group A Agreement"), by and among Assignor, as seller, certain other sellers and Assignee, as purchaser, Assignor has this day sold and conveyed to assignee the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee the following:

         ALL OF ASSIGNOR'S right, title and interest, if any, in and to (i) all of the licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental authority set forth on Schedule "2" annexed hereto and made a part hereof (collectively, the "Licenses"), and (ii) the trade name [insert name of shopping center], any transferable guaranties or warranties (to the extent transferable), and all the other intangible property relating to the operation of the Premises set forth on Schedule "4" annexed hereto and made a part hereof (collectively, the "Intangible Property").

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Licenses.

         ASSIGNEE HEREBY ACCEPTS the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor, if any, under the Licenses accruing (unless required otherwise by the Licenses) from and after the date hereof; and

         Except as expressly set forth herein or in the Group A Agreement, Assignee hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Assignor or Assignor's Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Assignor and Assignor's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Assignee against Assignor or Assignor's Affiliates, in connection with or arising out of the Licenses and/or the Intangible Property.

         This Assignment and Assumption of Licenses and Intangible Property is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as expressly set forth herein or in the Group A Agreement.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, this Assignment and Assumption of Licenses and Intangible Property has been executed as of the date and year first above written.

                                            ASSIGNOR:


                                            -------------------------
                                            By:
                                            Name:
                                            Title:


                                            ASSIGNEE:


                                            -------------------------
                                            By:
                                            Name:
                                            Title:

                                   EXHIBIT E-1
                                   -----------

                              NOTICE TO REA PARTIES
                              ---------------------

                              (Seller's Letterhead)



                                                            , 2000
                                         -------------------


REA Party:        (Fill in name and address)


REA Party Code No:
                   ------------

         Re:   Sale of ___________________ shopping center, located in _______,
               _______________

Dear Sir or Madam:

         Please be advised that ________________, a party to the Reciprocal Easement and Operating Agreement dated ___________ (as amended, the "REA") has this day sold the above-referenced shopping center to , a ("Purchaser"), having a Federal Employer Identification number of . Accordingly, please send all sums pursuant to the REA to Purchaser at:

                  c/o Kimco Realty Corporation
                  3333 New Hyde Park Road
                  P.O. Box 5020
                  New Hyde Park, New York 11042-0020

         It is necessary when remitting payments to indicate the REA Party Code Number provided above for proper credit. This is the only notice you will receive since Purchaser does not send monthly statements.

         Please also note that, after the date hereof, all formal notices which you may desire to give to the new party under the REA should be addressed as follows:

                  Kimco Income Operating Partnership, L.P.
                  c/o Kimco Realty Corporation
                  3333 New Hyde Park Road
                  P.O. Box 5020
                  New Hyde Park, New York 11042-0020
                  (516) 869-9000

         Please note that you should contact your insurance broker and notify them to send to the aforementioned address for notices a revised certificate of insurance replacing the former party as the additional named insured with that of Purchaser and Kimco Realty Corporation as the additional named insureds. All communications to Purchaser should be sent to the aforementioned address for notices.

         Should you have any questions, please note the attached list of contact people of Purchaser.

                                            Very truly yours,

                                            Seller:


                                             By:
                                                --------------------------
                                                Name:
                                                Title:


CONSENTED TO:

PURCHASER:


BY:
   -------------------------------

     By:
        -------------------------------
        Name:
        Title:

                                   EXHIBIT E-2
                                   -----------

                                NOTICE TO TENANTS
                                -----------------

                              (Seller's Letterhead)


                                                                , 2000
                                                 ---------------

Tenant:  (Fill in Tenant's name and address)


Tenant Code No:
                -------------

         Re:  Sale of ___________________ shopping center, located in _______,
              ____________

Dear Sir or Madam:

         Please be advised that your landlord has this day sold the above referenced shopping center to , a ("Purchaser"), having a Federal Employer Identification number of .. Accordingly, please send all sums pursuant to your lease to Purchaser at:

                  c/o Kimco Realty Corporation
                  3333 New Hyde Park Road
                  P.O. Box 5020
                  New Hyde Park, New York 11042-0020
                  [Note: for Henry Street, revise to reflect lockbox arrangement]

         It is necessary when remitting payments to indicate the Tenant Code Number provided above for proper credit. This is the only notice you will receive since Purchaser does not send monthly statements.

         Please also note that, after the date hereof, all formal notices which you may desire to give to the new party under your lease should be addressed to Purchaser at:

                  c/o Kimco Realty Corporation
                  3333 New Hyde Park Road
                  P.O. Box 5020
                  New Hyde Park, New York 11042-0020
                  (516) 869-9000

         Please note that you should contact your insurance broker and notify them to send to the aforementioned address for notices a revised certificate of insurance replacing the former party as the additional named insured with that of Purchaser and Kimco Realty Corporation as the additional named insureds. All communications to Purchaser should be sent to the aforementioned address for notices.

         Should you have any questions, please note the attached list of contact people of Purchaser.

                                           Very truly yours,

                                           Seller:


                                            By:
                                               ---------------------------
                                               Name:
                                               Title:


CONSENTED TO:

PURCHASER:


BY:
   -------------------------------

     By:
        -------------------------------
        Name:
        Title:

                                   EXHIBIT F-1
                                   -----------

                          GROUND LEASE ESTOPPEL LETTER
                          ----------------------------

                                           , 2000
                               ------------



Kimco Income Operating Partnership, L.P.
3333 New Hyde Park Road
P.O. Box 5020
New Hyde Park, New York 11042-0020


         Re: Lease dated June 22, 1972 (the "Lease") by and between Central Arcade Company ("Landlord") and AVR Realty Corp., the predecessor-in-interest of Philips Yonkers, LLC ("Tenant") for the premises known as _________________ (the "Premises")


Dear Sirs/Madames:

         It is Landlord's understanding that you have entered into an agreement to purchase Tenant's interest in the Lease. In such connection, Landlord hereby certifies to you, your successors and/or assigns (and any lender providing financing in connection therewith), with the knowledge that this Estoppel Letter may be relied upon by the foregoing parties, as follows:

1. The Lease is in full force and effect and has not been modified, except as follows (if none, so indicate): _______________________________.

2.       Basic Rent is currently $245,899.62 per year.

3.       Basic rent has been paid by Tenant through the month of ________, 2000.

4. As of the date hereof, to the best of Landlord's knowledge, there exists no default on the part of Tenant under the terms, covenants, agreements, provisions, conditions or limitations of the Lease.

5.       The conditions in Section 14.01(a) of the Lease have been satisfied.

                                            Very truly yours,

                                            CENTRAL ARCADE COMPANY, a __________
                                            corporation

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:


Subscribed and sworn to before me
on this ___ date of _______, 2000


-----------------------------
Notary Public

                                   EXHIBIT F-2
                                   -----------

                               REA ESTOPPEL LETTER
                               -------------------


                                                      , 2000
                                       ---------------



Kimco Income Operating Partnership, L.P.
3333 New Hyde Park Road
P.O. Box 5020
New Hyde Park, New York 11042-0020

         Re: Reciprocal Easement and Operating Agreement (the "REA") dated _________ between ___________________ ("Seller") and the undersigned ("REAP") for the premises known as __________________ (the "Premises")

Dear Sirs/Madames:

         It is REAP's understanding that you have entered into an agreement to purchase the Premises. In such connection, REAP hereby certifies to you, your successors and assigns (and any lender providing financing in connection therewith), with the knowledge that this Estoppel Letter may be relied upon by the foregoing parties, as follows:

1. The REA has not been modified, amended, supplemented or assigned, except as set forth as follows (if none, so indicate):________________
         _________________________________________________.

2. All conditions under the REA to be performed by Seller (including, without limitation, any construction or maintenance obligations) have been satisfied and all required contributions by Seller, if any, to REAP have been received, except as follows (if none, so indicate):
         ____________________________________.


3. The REA, as amended, modified, supplemented or assigned represents the entire agreement between REAP and Seller with respect to the maintenance of the Premises.

4. As of the date hereof, (i) there are no existing defenses or offsets which REAP has against the enforcement of the REA by Seller, (ii) there exist no defaults under the REA.

5. REAP is not entitled to any credits, offsets, abatements or deductions against or in respect of the maintenance payable under the REA.

6. There are no free maintenance periods or other concessions under the REA.

7. The fixed maintenance payable under the REA is $_______ per annum, payable monthly in advance, and such fixed maintenance has been paid through __________. No maintenance has been paid more than thirty (30) days in advance of the due date thereof.

8. The REA provides for the following maintenance escalations or additional percentage or other payments, all of which have been paid by REAP to the date hereof: $________.

9. There are no actions or proceedings, whether voluntary or involuntary, pending against REAP under the bankruptcy or insolvency laws of the United States of America or any state thereof.

10. There is no right to cancel or terminate the REA, no option, right of first refusal or other right to purchase the Premises or any part thereof or interest therein.

                                       Very truly yours,

                                       ____________________________ (REAP)

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

Subscribed and sworn to before me
on this ___ date of _______, 2000


-----------------------------
Notary Public

                                   EXHIBIT F-3
                                   -----------

                             TENANT ESTOPPEL LETTER
                             ----------------------


                                                      , 2000
                                       ---------------



Kimco Income Operating Partnership, L.P.
c/o Kimco Realty Corporation
3333 New Hyde Park Road

P.O. Box 5020
New Hyde Park, New York 11042-0020

         Re: Lease dated ___________ (the "Lease") by and between __________________ ("Landlord") and the undersigned ("Tenant") for a portion of the premises known as _________________ (the "Premises")

Dear Sirs/Madames:

         It is Tenant's understanding that you have entered into an agreement to purchase the Premises. In such connection, Tenant hereby certifies to you, your successors and/or assigns (and any lender providing financing in connection therewith), with the knowledge that this Estoppel Letter may be relied upon by the foregoing parties, as follows:

1. The Lease is in full force and effect as of the date hereof and has not been modified, amended, supplemented or assigned, except as follows (if none, so indicate):__________________________________________________.

2. All conditions under the Lease to be performed by Landlord (including, without limitation, any construction or maintenance obligations) have been satisfied and all required contributions by Landlord, if any, to Tenant on account of Tenant's improvements have been received except as follows (if none, so indicate): ______________________________________.
         Tenant has accepted the premises demised under the Lease and has taken full possession and occupancy thereof and is open for business in the Premises.

3. The Lease, as amended, supplemented, modified or assigned represents the entire agreement between Tenant and Landlord with respect to the leasing of the Premises.

4. The term of the Lease is for _________ years. The term commenced on ___________ and expires on ____________. The Lease does not provide for any renewal options, except as follows (if none, so indicate): _________________________________________________________
         ___.

5. As of the date hereof, (i) there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord, and
         (ii) there exist no defaults under the Lease.

6. Tenant is not entitled to any credits, offsets, abatements or deductions against or in respect of the rent payable under the Lease.

7.       There are no free rent periods or other concessions under the Lease.

8. The amount of the security deposit presently held by Landlord under the Lease is $________.

9. The fixed rent payable under the Lease is $_______ per annum, payable monthly in advance, and such fixed rent has been paid through __________. No rent has been paid more than thirty (30) days in advance of the due date thereof.

10. The Lease provides for the following rent escalations or additional percentage or other rents or payments, all of which have been paid by Tenant to the date hereof: $________.

11. There are no actions or proceedings, whether voluntary or involuntary, pending against Tenant under the bankruptcy or insolvency laws of the United States of America or any state thereof.

12. There is no right to cancel or terminate the Lease, no option, right of first refusal or other right to purchase the Premises or any part thereof or interest therein.

                                            Very truly yours,

                                                                   (Tenant)
                                            -----------------------

                                            By:
                                               ---------------------------
                                               Name:
                                               Title:


Subscribed and sworn to before me
on this ___ date of _______, 2000


----------------------------------
Notary Public

                                   EXHIBIT F-4
                                   -----------

                            GLEN COVE ESTOPPEL LETTER
                            -------------------------

                                              , 2000
                               ---------------


Kimco Income Operating Partnership, L.P.
c/o Kimco Realty Corporation
3333 New Hyde Park Road

P.O. Box 5020
New Hyde Park, New York 11042-0020

         Re:      ___________, Glen Cove, New York

Dear Sirs/Madames:

         It is the undersigned's understanding that you have entered into an agreement to purchase the above-referenced property. In such connection, the undersigned hereby certifies to you, your successors and/or assigns (and any lender providing financing in connection therewith), with the knowledge that this Estoppel Letter may be relied upon by the foregoing parties, as follows:

                  1. A certificate of completion has been issued pursuant to the Urban Renewal Plan and Land Disposition Agreement dated _________ (as amended, the "LDA") in effect with respect to the above-referenced property, such that (a) the LDA is no longer in full force and effect, and (b) the deed restrictions and covenants relating to completion are no longer operative.

                  2. To the undersigned's knowledge, that certain Urban Renewal Plan and dated ___________ (as amended, the "Urban Renewal Plan") is in full force and effect and the undersigned has given no notice of default or non-compliance to North Shore Triangle LLC under the Urban Renewal Plan.

                                       Very truly yours,

                                       GLEN COVE COMMUNITY DEVELOPMENT AGENCY


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:

Subscribed and sworn to before me
on this ___ date of _______, 2000


----------------------------------
Notary Public

                                    EXHIBIT I
                                    ---------

                                     FIRPTA
                                     ------


STATE OF NEW YORK   :
                    :     ss:
COUNTY OF           :

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by MUNSEY PARK ASSOCIATES, LLC, a limited liability company organized under the laws of the State of New York (the "Company"), the undersigned hereby certifies the following on behalf of the
Company:

         1. The Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

         2. The U.S. employer identification number for the Company is ________________; and

         3. The office address for the Company is 417 Fifth Avenue, 3rd Floor, New York, New York 10016.

         4. The Company understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned's knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of the Company.

Dated: ____________, 2000

                                   MUNSEY PARK ASSOCIATES, LLC, a New York
                                   limited liability company

                                   By: Munsey Park Management, LLC, its managing
                                       member

                                   By: Philips International Realty Corp., a
                                       Maryland corporation, its sole member

                                   By:
                                      ----------------------------------------
                                      Name:

                                      Title:

Subscribed and sworn to before me
this ___ day of __________, 2000.


-----------------------------

                                    EXHIBIT L
                                    ---------

                                  BILL OF SALE
                                  ------------

         MUNSEY PARK ASSOCIATES, LLC, a limited liability company organized under the laws of the State of New York ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to ______________________________________, a ____________________, ("Purchaser"),
all of the trade names and all of Seller's right, title and interest in and to the fixtures, equipment, machinery, supplies and other personal property (the "Personal Property") located on and used in connection with the real property described in Schedule "1" attached hereto, but specifically excluding from the Personal Property all property leased by Seller or owned by tenants or others, if any, to have and to hold the Personal Property unto Purchaser, it successors and assigns, forever.

         Seller does not make any representation or warranty with regard to the Personal Property or the condition thereof. Purchaser hereby acknowledges that the Personal Property is being sold by Seller in an AS-IS WHERE-IS condition without recourse to Seller, except that same is free of liens and encumbrances other than the Permitted Encumbrances (as defined in that certain purchase and sale agreement, dated April ___, 2000 (the "Agreement") between, among others, Seller and Purchaser).

         EXECUTED as of this ______ day of ____________, 2000.

                     SELLER:

                     MUNSEY PARK ASSOCIATES, LLC, a New York
                     limited liability company

                     BY:  Munsey Park Management, LLC, its managing member

                     By: Philips International Realty Corp., a Maryland corporation, its sole member

                     By:
                        ----------------------------------------
                        Name:
                        Title:

                     PURCHASER:


                     -------------------------------------------

                     -------------------------------------------

                     BY:  Kimco Income Reit, its general partner

                           By:
                              ----------------------------------
                              Name:
                              Title:

                                    EXHIBIT M
                                    ---------

                    PURCHASER'S FORM OF MANAGEMENT AGREEMENT
                    ----------------------------------------

                                 [See attached.]